    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 2003


                                                    REGISTRATION NO. 333-99363
                                                 REGISTRATION NO. 333-99363-01
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ---------------------


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ---------------------


           COMMONWEALTH EDISON COMPANY                        ILLINOIS                                36-0938600
               COMED FINANCING III                            DELAWARE                                81-6104665
 (Exact name of the registrants as specified in   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
           their respective charters)              incorporation or organization)

              10 SOUTH DEARBORN STREET - 37TH FLOOR                                      ROBERT E. BERDELLE
                         P.O. BOX 805379                                 VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                   CHICAGO, ILLINOIS 60680-5379                                 10 SOUTH DEARBORN STREET - 37TH FLOOR
                          (312) 394-4321                                            CHICAGO, ILLINOIS 60680-5379
                                                                                           (312) 394-4321
(Address, including zip code, and telephone number, including            (Name, address, including zip code, and telephone number,
 area code, of each registrant's principal executive offices)         including area code, of agent for service for each registrant)


                             ---------------------

                                   Copies To:

                 RICHARD W. ASTLE, ESQ.                                                       CARTER C. CULVER, ESQ.
              SIDLEY AUSTIN BROWN & WOOD                                         ASSOCIATE GENERAL COUNSEL - CORPORATE & COMMERCIAL
                   BANK ONE PLAZA                                                        EXELON BUSINESS SERVICES COMPANY
              10 SOUTH DEARBORN STREET                                                 10 SOUTH DEARBORN STREET, 35TH FLOOR
               CHICAGO, ILLINOIS 60603                                                      CHICAGO, ILLINOIS 60603

                               -------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                       SUBJECT TO COMPLETION, DATED , 2003
          PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED , 2003





                                  $700,000,000

                           COMMONWEALTH EDISON COMPANY
                   $ First Mortgage % Bonds, Series 99, due 20
                  $ First Mortgage % Bonds, Series 100, due 20

                                  -------------




         We will pay interest on the Bonds each         and           . The
first interest payment will be made on           , 2003.

         We may redeem the Bonds at any time at the prices specified in this prospectus supplement. There is no sinking fund for the Bonds. The Bonds will be secured equally with all other bonds now outstanding or subsequently issued under our Mortgage.

     INVESTING IN THE BONDS INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 10.


                                                                                    UNDERWRITING
                                                              PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                                              PUBLIC(1)              COMMISSIONS               COMED(1)
                                                          ----------------     ----------------------    --------------------

         Per Series 99 Bond..............................          %                    %                         %
         Total for Series 99 Bonds ......................     $                    $                         $
         Per Series 100 Bond.............................          %                    %                         %
         Total for Series 100 Bonds .....................     $                    $                         $



   (1) Plus accrued interest, if any, from                     , 2003.



 Delivery of the Bonds in book-entry form only, will be made on or about , 2003.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                           Joint Book-Running Managers


         CREDIT SUISSE FIRST BOSTON                             MORGAN STANLEY

   ABN AMRO INCORPORATED
            BANC ONE CAPITAL MARKETS, INC.
                     BARCLAYS CAPITAL
                                BNP PARIBAS
                                       BNY CAPITAL MARKETS, INC.
                                            JPMORGAN
                                                THE WILLIAMS CAPITAL GROUP, L.P.


       The date of this prospectus supplement is ,          2003.

                                  -------------

                                TABLE OF CONTENTS


                   PROSPECTUS SUPPLEMENT
                                                          PAGE                                                          PAGE
                                                          ----                                                          ----

USE OF PROCEEDS.........................................    S-3    USE OF PROCEEDS...................................     13
DESCRIPTION OF THE SERIES 99                                       DESCRIPTION OF BONDS..............................     14
   AND SERIES 100 BONDS.................................    S-3    DESCRIPTION OF NOTES..............................     21
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...    S-5    DESCRIPTION OF CAPITAL STOCK......................     26
UNDERWRITING............................................    S-9    DESCRIPTION OF TRUST PREFERRED SECURITIES.........     29
NOTICE TO CANADIAN RESIDENTS............................   S-11    DESCRIPTION OF TRUST DEBENTURES...................     41
                                                                   DESCRIPTION OF GUARANTEE..........................     50
                       PROSPECTUS                                  RELATIONSHIP AMONG THE TRUST PREFERRED
                                                                      SECURITIES, THE TRUST DEBENTURES AND THE
ABOUT THIS PROSPECTUS...................................     1        GUARANTEE......................................     52
COMMONWEALTH EDISON COMPANY.............................     2     BOOK-ENTRY SYSTEM.................................     53
EXELON CORPORATION......................................     2     PLAN OF DISTRIBUTION..............................     57
THE TRUST...............................................     3     LEGAL MATTERS.....................................     58
SUMMARY FINANCIAL INFORMATION...........................     5     EXPERTS...........................................     58
RISK FACTORS............................................    10     WHERE YOU CAN FIND MORE INFORMATION...............     59


                                  -------------


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the Bonds to refinance amounts we used to repay the following debt securities of ours either at maturity or upon early redemption:

         o $200,000,000 First Mortgage 7-3/8% Bonds, Series 85, due September 15, 2002;

         o        $200,000,000 Variable Rate Senior Notes due September 30,
                  2002;

         o        $100,000,000 9.17% Medium-Term Notes due October 15, 2002; and

         o $200,000,000 First Mortgage 8-3/8% Bonds, Series 86, due September 15, 2022.

             DESCRIPTION OF THE SERIES 99 BONDS AND SERIES 100 BONDS

         The following description of the particular terms of the offered Bonds supplements the description of the general terms and provisions of the Bonds set forth in the accompanying prospectus under the caption "Description of Bonds."

         The Bonds will be issued under the Company's Mortgage dated July 1, 1923, as amended and supplemented and as to be further supplemented by a Supplemental Indenture to be dated ______, 20__, creating the Bonds. The Bonds will bear interest at the rates per annum and will be due and payable on the dates set forth on the cover page of this prospectus supplement.

         The Bonds will be registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company, New York, New York (DTC). Beneficial interests in the Bonds will be shown on, and transfers will be effected only through, records maintained by DTC (with respect to participants' interests) and its participants. Except as described in this prospectus supplement, the Bonds will not be issued in certificated form. The Bonds will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Bonds will therefore settle in immediately available funds.

PRINCIPAL, MATURITY AND INTEREST

         The Series 99 Bonds and the Series 100 Bonds will initially be limited in aggregate principal amount to $____,000,000 and $____,000,000, respectively. The Bonds will be issued in book-entry form only in denominations of $1,000 and integral multiples thereof.

         The Series 99 Bonds and the Series 100 Bonds will mature on _________, _____ and _________, _____, respectively. Interest will be payable on each series of Bonds semiannually on ___________ and __________ of each year, commencing on ______, 20__, until the principal is paid or made available for payment. Interest on the Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         For so long as the Bonds are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the Bonds are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder's registered address. Payment of principal of the Bonds in certificated form will be made against surrender of those Bonds at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the Bonds will be made to the person in whose name those Bonds are registered at the close of business on the record date for the relevant interest payment date, which shall be _______ and ________ for the interest payment dates on ______ and _______, respectively. Default interest will be paid in the same manner to holders as of a special record date established in accordance with the Mortgage.

REDEMPTION AT OUR OPTION

         We may, at our option, redeem the Series 99 Bonds and/or the Series 100 Bonds in whole or in part at any time. With respect to each of the Series 99 Bonds and the Series 100 Bonds, the redemption price will be equal to the greater of:

         o 100% of the principal amount of the Series 99 Bonds or Series 100 Bonds, as applicable, to be redeemed, plus accrued interest on those Bonds to the redemption date, or

         o as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Series 99 Bonds or Series 100 Bonds, as applicable, to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus __ basis points, in the case of the Series 99 Bonds, or __ basis points, in the case of the Series 100 Bonds, plus accrued interest on those Bonds to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

         We will mail notice of any redemption at least 30 days but not more than 45 days before the redemption date to each registered holder of the Series 99 or Series 100 Bonds to be redeemed.

         Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions of the Bonds called for redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

         "Business Day" means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Series 99 Bonds or Series 100 Bonds, as applicable, that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Bonds.

         "Comparable Treasury Price" means, with respect to any redemption date:

         o the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

         o if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

         "Quotation Agent" means the Reference Treasury Dealer appointed by us.

         "Reference Treasury Dealer" means (1) each of Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case we shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


          The following is a discussion of certain United States federal income tax consequences material to the purchase, ownership and disposition of the Bonds. This discussion deals only with Bonds that are held as capital assets (as that term is defined in section 1221 of the Internal Revenue Code of 1986, as amended, or the Code) by a purchaser of the Bonds at their original offering price when originally offered by us. The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin Brown & Wood, our United States tax counsel.


          A United States Holder is a beneficial owner of a Bond who or which is, for United States federal income tax purposes:

          o    a citizen or resident of the United States,

          o a corporation or partnership created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), or

          o    an estate or trust treated as a United States person under section 7701(a)(30) of the Code.

          The term Non-United States Holder means any beneficial owner of a Bond that is not a United States Holder.

          If a partnership holds a Bond, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding a Bond should consult their tax advisors.

          This summary is based on the Code, regulations issued under the Code and associated administrative and judicial interpretations, all as they currently exist as of the date of this prospectus supplement. These income tax laws and regulations, however, may change at any time, and any change could be retroactive. This summary does not represent a detailed description of the United States federal income tax consequences to purchasers of the Bonds in light of their particular circumstances. It does not represent a detailed description of the United States federal income tax consequences applicable to beneficial owners of Bonds subject to special treatment under the United States federal income tax laws (including, without limitation, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, insurance companies, tax-exempt organizations, banks, financial institutions, dealers in securities, persons holding a Bond as a position in a straddle, conversion transaction, constructive sale, hedge, synthetic security or other risk reduction or integrated financial transaction or a person whose functional currency is other than the United States dollar). There can be no assurance that a change in law will not alter significantly the tax considerations described in this summary.


UNITED STATES HOLDERS

          INTEREST

          Interest on a Bond will be taxed to a United States Holder as ordinary interest income at the time it accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.


          DISPOSITION OF A BOND

          A United States Holder who disposes of a Bond by sale, exchange for other property, or payment by us, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued but unpaid interest) and the United States Holder's adjusted tax basis in the Bond. Any amount attributable to accrued but unpaid interest will be treated as a payment of interest and taxed in the manner described above under "--Interest." In general, the United States Holder's adjusted tax basis in a Bond will be equal to the initial purchase price of the Bond paid by the United States Holder.

          Gain or loss realized on the sale, exchange or retirement of a Bond generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Bond has been held for more than one year. For individuals, the excess of net long-term capital gains over net short-term capital losses generally is taxed at a lower rate than ordinary income. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.


NON-UNITED STATES HOLDERS

          Subject to the discussion below concerning backup withholding, payments of principal of, and interest on, the Bonds by us or any paying agent to a Non-United States Holder generally will not be subject to the withholding of United States federal income tax, provided that, in the case of interest,

          o the Non-United States Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote,

          o the Non-United States Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

          o the Non-United States Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code, and

          o the certification requirements under section 871(h) or section 881(c) of the Code and Treasury Regulations thereunder, summarized below, are met.

          A Non-United States Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Bond unless

          o the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and a number of conditions are met, or

          o the gain is effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States.

          Sections 871(h) and 881(c) of the Code and regulations issued under the Code require that, in order to obtain the exemption from withholding described above,

          o the beneficial owner of a Bond must certify, under penalties of perjury, to us or the paying agent, as the case may be, that it is a Non-United States Holder and must provide its name and address, and United States taxpayer identification number, if any,

          o a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Bond on behalf of the beneficial owner must certify, under penalties of perjury, to us or the paying agent, as the case may be, that it or another financial institution between it and the beneficial owner has received such certification from the beneficial owner and must furnish us or the paying agent, as the case may be, with a copy thereof, or

          o the Non-United States Holder must provide such certification to a qualified intermediary or a withholding foreign partnership, and specified other conditions must be met.

          A Non-United States Holder may give the certification described above on Form W-8BEN of the Internal Revenue Service, or the IRS, which generally is effective for the remainder of the year of signature plus three full calendar years, unless a change in circumstances makes any information on the form incorrect. Special rules apply to Non-United States Holders that are foreign partnerships. In general, a foreign partnership that is a Non-United States Holder will be required to provide a properly executed IRS Form W-8IMY and attach thereto an appropriate certification by each partner.

          If a Non-United States Holder is engaged in a trade or business in the United States, and if interest on a Bond, or gain realized on the sale, exchange or other disposition of a Bond, is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding of United States federal income tax, will generally be subject to regular federal income tax on that interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, a Non-United States Holder described in the previous sentence will be required to provide us or the paying agent, as the case may be, with a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. In addition, if that Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate as may be provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to a number of adjustments.


BACKUP WITHHOLDING AND INFORMATION REPORTING

          Information reporting requirements apply to interest and principal payments made to, and to the proceeds of sales before maturity by, certain noncorporate United States Holders. In addition, backup withholding applies to a noncorporate United States Holder if

          o the United States Holder fails to furnish his or her taxpayer identification number, which, for an individual would be his or her Social Security Number, to the payor in the manner required,

          o the United States Holder furnishes an incorrect taxpayer identification number and the payor is so notified by the IRS,

          o the payor is notified by the IRS that the United States Holder has failed properly to report payments of interest and dividends, or

          o in certain circumstances, the United States Holder fails to certify, under penalties of perjury, that he or she has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments.

          In general, backup withholding will not apply to either

          o payments to a Non-United States Holder of principal of, or interest on, a Bond, or

          o payments to a Non-United States Holder on the sale, exchange or other disposition of a Bond,

in each case if the Non-United States Holder provides the certification described in "-Non-United States Holders," above, necessary to establish an exemption from the withholding of United States federal income tax.

          In addition, unless the payor has actual knowledge that the payee is a United States Holder, backup withholding will not apply to:

          o payments of principal of, or interest on, a Bond made outside the United States to specified offshore accounts, or

          o payments on the sale, exchange, redemption, retirement or other disposition of a Bond effected outside the United States.

          The current rate of backup withholding is 30% of the amount paid, which is scheduled to be reduced in increments to 28% in 2006. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-United States Holder's federal income tax liability, provided the required information is timely furnished to the IRS.

          Generally, we must report annually to the IRS the amount of interest that we paid to a holder of a Bond and the amount of tax that we withheld on that interest. This information may also be made available to the tax authorities of a country in which a Non-United States Holder resides.

          Information reporting (but not backup withholding) may apply to payments made by a payor outside the United States, and payments on the sale, exchange, redemption, retirement or other disposition of a Bond effected outside the United States, if payment is made by a payor that is, for United States federal income tax purposes:

          o    a United States person,

          o    a controlled foreign corporation,

          o a United States branch of a foreign bank or foreign insurance company,

          o a foreign partnership controlled by United States persons or engaged in a United States trade or business, or

          o a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period,

unless that payor has in its records documentary evidence that the beneficial owner is a Non-United States Holder and specified other conditions are met or the beneficial owner otherwise establishes an exemption.

          THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE BONDS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF BONDS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated , 2002, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated are acting as representatives, the following respective principal amounts of the Bonds:


                                                      PRINCIPAL AMOUNT OF              PRINCIPAL AMOUNT OF
                  UNDERWRITER                           SERIES 99 BONDS                 SERIES 100 BONDS
                  -----------                         -------------------              -------------------

Credit Suisse First Boston Corporation..........        $                               $
Morgan Stanley & Co. Incorporated...............
ABN AMRO Incorporated...........................
Banc One Capital Markets, Inc...................
Barclays Capital Inc............................
BNP Paribas Securities Corp.....................
BNY Capital Markets, Inc. ......................
J.P. Morgan Securities Inc. ....................
The Williams Capital Group, L.P.................
                                                        ------------                     ---------------
     Total  ....................................        $                                $
                                                        ============                     ===============

         The underwriting agreement provides that the underwriters are obligated to purchase all of the Bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Bonds may be terminated.

         The underwriters propose to offer the Bonds initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of % of the principal amount per Bond. The underwriters and selling group members may allow a discount of % of the principal amount per Bond on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

         We estimate that our out-of-pocket expenses for this offering will be approximately $ .

         The Bonds are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Bonds. However, they are not obligated to do so and may discontinue making a secondary market for the Bonds at any time without notice. No assurance can be given as to how liquid the trading market for the Bonds will be.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The underwriters and/or their affiliates have in the past and may in the future provide investment and commercial banking and other related services to us and our subsidiaries in the ordinary course of business, for which the underwriters and/or their affiliates have received or may receive customary fees and reimbursement of their out-of-pocket expenses. Edward A. Brennan and John W. Rogers, Jr., who are members of the board of directors of Exelon Corporation, our parent, are also board members of Morgan Stanley & Co. Incorporated and Bank One Corporation, respectively. In addition, Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. serve as dealers for our, and certain of our affiliates', commercial paper programs.

         In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o Over-allotment involves sales by the underwriters of Bonds in excess of the principal amount of the Bonds the underwriters are obligated to purchase, which creates a syndicate short position.

         o Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Bonds in the open market after pricing that could adversely affect investors who purchase in the offering.

         o Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Bonds or preventing or retarding a decline in the market price of the Bonds. As a result, the price of the Bonds may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

         Credit Suisse First Boston Corporation and some of the other underwriters may make the Bonds available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between Credit Suisse First Boston Corporation and such underwriters and their respective customers and is not a party to any transactions. Market Axess Inc. will not function as an underwriter or agent of the issuer, nor will Market Axess Inc. act as a broker for any customer of the underwriters. Market Axess Inc., a registered broker-dealer, will receive compensation from the underwriters that participate in the system based on transactions such underwriter conduct through the system. Credit Suisse First Boston Corporation and such other underwriters will make the Bonds available to their customers through the Internet distributions, whether made through a proprietary or third-party channel, on the same terms as distributions made through other channels.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Bonds in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of Bonds are made. Any resale of the Bonds in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Bonds.

REPRESENTATIONS OF PURCHASERS

     By purchasing Bonds in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

         o the purchaser is entitled under applicable provincial securities laws to purchase the Bonds without the benefit of a prospectus qualified under those securities laws,

         o where required by law, that the purchaser is purchasing as principal and not as agent, and

         o        the purchaser has reviewed the text above under Resale
                  Restrictions.

RIGHTS OF ACTION--ONTARIO PURCHASERS ONLY

     Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the Bonds, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the Bonds. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the Bonds. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the Bonds were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the Bonds as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

ENFORCEMENT OF LEGAL RIGHTS

     All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgement obtained in Canadian courts against us or those persons outside of Canada.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Bonds should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Bonds in their particular circumstances and about the eligibility of the Bonds for investment by the purchaser under relevant Canadian legislation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED JANUARY 9, 2003


PROSPECTUS
                                  [COM ED LOGO]
                                 $2,100,000,000
                           COMMONWEALTH EDISON COMPANY
                              FIRST MORTGAGE BONDS
                                      NOTES
                           CUMULATIVE PREFERENCE STOCK
                                TRUST DEBENTURES
                   GUARANTEE OF THE TRUST PREFERRED SECURITIES
                               COMED FINANCING III
                           TRUST PREFERRED SECURITIES
                   (GUARANTEED BY COMMONWEALTH EDISON COMPANY)

  Commonwealth Edison Company may offer and sell, from time to time:
      - first mortgage bonds, in one or more series;
      - unsecured notes, in one or more series;
      - cumulative preference stock, without par value, in one or more series;
      - trust debentures to be purchased by ComEd Financing III; and
      - a guarantee of trust preferred securities sold by ComEd Financing III.

         ComEd Financing III may offer and sell, from time to time, trust preferred securities that will be guaranteed by Commonwealth Edison Company.

         INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

         The aggregate initial offering prices to the public of the securities offered by Commonwealth Edison Company and ComEd Financing III will not exceed $2,100,000,000. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

         We will describe the specific terms of the securities, together with the terms of the offering of those securities, the initial offering price and our net proceeds from their sale, in supplements to this prospectus. You should read both this prospectus and any applicable supplements carefully before you invest.

                              -------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         We may sell the securities through agents we may designate from time to time or to or through underwriters. We will specify the names of the agents or underwriters involved in the sale of the securities and any applicable commission or discount in the applicable prospectus supplement. Our net proceeds from the sale of securities will be the initial public offering price of those securities less the applicable discount, in the case of an offering through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.




                The date of this prospectus is _________, 2003.

                                TABLE OF CONTENTS




About this Prospectus................................................................................... 1
Commonwealth Edison Company............................................................................. 2
Exelon Corporation...................................................................................... 2
The Trust............................................................................................... 3
Summary Financial Information........................................................................... 5
Risk Factors........................................................................................... 10
Use of Proceeds........................................................................................ 13
Description of Bonds................................................................................... 14
Description of Notes................................................................................... 21
Description of Capital Stock........................................................................... 26
Description of Trust Preferred Securities.............................................................. 29
Description of Trust Debentures........................................................................ 41
Description of Guarantee............................................................................... 50
Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee.............. 52
Book-Entry System...................................................................................... 53
Plan of Distribution................................................................................... 57
Legal Matters.......................................................................................... 58
Experts................................................................................................ 58
Where You Can Find More Information.................................................................... 59


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in a supplement to this prospectus specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the additional information referred to under the caption "Where You Can Find More Information," before investing in our securities.

         Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "our company," "we," "us," "our" or similar references mean Commonwealth Edison Company.

         We are not offering the securities in any state where the offer is not permitted.

         You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.

                           COMMONWEALTH EDISON COMPANY

         We are a subsidiary of Exelon Corporation and are engaged principally in the purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers in northern Illinois. Our traditional retail service territory covers approximately 11,300 square miles and an estimated population of approximately 8 million as of December 31, 2001. The service territory includes the City of Chicago, an area of about 225 square miles with an estimated population of approximately 3 million. We delivered electricity to approximately 3.6 million customers at December 31, 2001.

         During January, 2001, Exelon undertook a corporate restructuring to separate its non-regulated, generation and other competitive businesses from its regulated energy delivery businesses. As part of the corporate restructuring, effective January 1, 2001, our assets and liabilities unrelated to energy delivery were transferred to separate subsidiaries of Exelon. The transferred assets and liabilities are related to nuclear generation and wholesale energy services and administrative functions for other business activities of Exelon and its subsidiaries. In connection with the restructuring, we entered into a power purchase agreement with Exelon Generation Company, LLC, a wholly owned subsidiary of Exelon, to supply us with all of our electric load requirements for customers through 2004. As a result of the restructuring, our transmission and distribution assets are the principal properties subject to the lien of our Mortgage.

         As a public utility under the Illinois Public Utilities Act, we are subject to regulation by the Illinois Commerce Commission, or ICC, including regulation as to rates and charges, issuance of most of our securities, services and facilities, classification of accounts, transactions with affiliated interests, as defined in the Illinois Public Utilities Act, and other matters. As a subsidiary of Exelon, a registered holding company under the Public Utility Holding Company Act of 1935, we are subject to a number of restrictions under that Act. As an electric utility under the Federal Power Act, we are also subject to regulation by the Federal Energy Regulatory Commission, or FERC, as to transmission rates and certain other aspects of our business, including interconnections and sales of transmission related assets.

         Our principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603 and our telephone number is (312) 394-4321.

                               EXELON CORPORATION

         Exelon Corporation became the parent corporation for each of us and PECO Energy Company, or PECO, as a result of the completion on October 20, 2000 of the transactions contemplated by an Agreement and Plan of Exchange and Merger, as amended, among PECO, Unicom Corporation and Exelon. Unicom was our former parent corporation. Exelon, through its subsidiaries, operates in three business segments:

         o Energy Delivery, consisting of our retail electricity distribution, transmission and sale businesses in northern Illinois and that of PECO in southeastern Pennsylvania and the natural gas distribution and sale business of PECO in the Pennsylvania counties surrounding the City of Philadelphia.

         o Generation, consisting of electric generating facilities, power marketing operations and equity interests in Sithe Energies, Inc. and AmerGen Energy Company, LLC.

         o Enterprises, consisting of competitive retail energy sales, energy and infrastructure services, communications and related investments.

         Exelon's principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603 and its telephone number is (312) 394-4321.


                                    THE TRUST

         ComEd Financing III, which we refer to in this prospectus as the "trust," is a Delaware statutory trust that was formed on September 5, 2002. The trust's business is defined in a declaration of trust, dated as of September 5, 2002, executed by us, as sponsor, and the trustees specified below. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.

         The trust exists for the exclusive purposes of:

         o issuing and selling its trust preferred securities and trust common securities;

         o using the proceeds from the sale of the trust preferred securities and the trust common securities to acquire the trust debentures from us; and

         o engaging in only those other activities necessary or incidental to these purposes.

         The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures. The trust has a term of 45 years, but may dissolve earlier as provided in the trust agreement.

       We will, directly or indirectly, acquire all of the trust common securities, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

         The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. At the time of the issuance of the trust preferred securities, the trustees for the trust will be initially Wilmington Trust Company, as the property trustee and the Delaware trustee, and three of our employees as administrative trustees. We, as holder of the trust common securities, or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Those voting rights will be vested exclusively in the holder of the trust common securities.

         For so long as the trust preferred securities remain outstanding, we will:

         o maintain directly or indirectly 100% ownership of the trust common securities;

         o use our reasonable efforts to cause the trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement; and

         o use our reasonable efforts to cause the trust to continue to be treated as a "grantor trust" and not an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

         We will pay all of the trust's fees and expenses, including those related to the offering of the trust preferred securities. In addition, we guarantee payments on the trust preferred securities to the extent that the trust has funds to make payments on the trust preferred securities. See "Description of Guarantee" below.

         The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Statutory Trust Act.

         The location of the trust's principal executive office is 10 South Dearborn Street, Chicago, Illinois 60603 and the telephone number is (312) 394-4321.

                          SUMMARY FINANCIAL INFORMATION

         We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus. You should read it together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus. See "Where You Can Find More Information" above.

         Our financial statements for the year ended December 31, 2001 and for the periods from January 1, 2000 to October 19, 2000 and October 20, 2000 to December 31, 2000 were audited by PricewaterhouseCoopers LLP. Our consolidated financial statements for the year ended December 31, 1999 were audited by Arthur Andersen LLP. Arthur Andersen LLP has not consented to our incorporation by reference of their reports contained in the filings we have incorporated by reference in this prospectus. See "Experts" below for more information.

         The merger transaction in which we became a subsidiary of Exelon was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. The effects of the purchase method are reflected in our financial statements as of the merger date, October 20, 2000. Accordingly, our financial information presented for the period after the merger reflects a new basis of accounting. Financial information for 2000, separated by a black line, is presented for periods prior to and subsequent to the merger.

         In addition, effective January 1, 2001, our assets and liabilities unrelated to energy delivery were transferred to separate subsidiaries of Exelon as part of Exelon's restructuring. Thus, beginning in January 2001, our operations consist of our retail electricity distribution and transmission business in northern Illinois. The restructuring has had a significant impact on our assets, liabilities and equity and our results of operations. Our results of operations and assets and liabilities prior to January 2001 do not reflect the restructuring.


                                         YEAR ENDED                        YEAR ENDED   NINE MONTHS ENDED
                                          DECEMBER    JAN 1-     OCT. 20-   DECEMBER      SEPTEMBER 30,
                                             31,     OCT. 19,    DEC. 31,     31,       -----------------
                                            1999       2000       2000       2001       2001       2002
                                         ----------  -------    ---------  ----------   ------     ------
                                                                 ($ IN MILLIONS)

INCOME STATEMENT DATA
   Operating revenues.................     $ 6,793    $ 5,702    $ 1,310    $ 6,206    $ 4,895    $ 4,734
   Operating income...................       1,549      1,048        338      1,594      1,280      1,324
   Net income on common stock.........         599        596        133        607        507        576
   Adjusted net income (a)............         599        596        156        733        604        576

CASH FLOW DATA
   EBITDA (b).........................     $ 2,451    $ 2,060    $   512    $ 2,259    $ 1,792    $ 1,721
   Cash interest paid (c).............         588        418         88        451        379        356
   Investment in plant................       1,337      1,210        196        839       (616)       524
   Cash flows provided by operations..       1,243      1,074        524      1,352      1,043      1,489
   Cash flows (used in) provided by
   investing activities...............        1,146       (827)      (800)      (441)      (231)      (526)
   Cash flows used in financing
   activities.........................      (1,161)      (956)      (129)    (1,029)      (518)      (970)


                                                              AS OF DECEMBER 31,            AS OF SEPTEMBER 30,
                                                        1999        2000         2001               2002
                                                        ----        ----         ----       -------------------
                                                               ($ IN MILLIONS)

BALANCE SHEET DATA
Property, plant and equipment, net........             $ 11,993      $ 7,657      $ 7,351         $ 7,610
Total assets..............................               22,576       20,198       15,627          15,968
Long-term debt(d).........................                6,962        6,882        5,850           5,295
Preference securities ....................                    9            7            7               7
Common shareholders' equity ..............                5,303        6,176        5,076           5,365


(a) We adopted Statement of Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. SFAS No. 142 establishes new accounting and reporting standards for goodwill and intangible assets. We do not have significant other intangible assets recorded on our balance sheet. Under SFAS No. 142, goodwill is no longer subject to amortization; however, goodwill is subject to an assessment for impairment using a two-step fair value based test. We have performed both steps and have determined that there is no impairment of our goodwill.

         The following table sets forth our net income, adjusted to exclude amortization expense related to goodwill that is no longer being amortized.


                                       YEAR ENDED                                    YEAR ENDED        NINE MONTHS ENDED
                                      DECEMBER 31,        JAN 1-        OCT. 20-     DECEMBER 31,         SEPTEMBER 30,
                                      ------------       OCT. 19,       DEC. 31,     ------------      ------------------
                                          1999            2000           2000            2001           2001        2002
                                      ------------       --------       --------     ------------      ------------------
                                                   ($ IN MILLIONS)

Reported net income ...............       $599           $596            $133            $607           $507         $576
Goodwill amortization .............          -              -              23             126             97            -
Adjusted net income ...............       $599           $596            $156            $733           $604         $576

(b) EBITDA is defined as operating income plus depreciation and amortization as reported in the consolidated statements of cash flows. EBITDA is used as a measure of performance by management and is not a measure of performance under generally accepted accounting principles, or GAAP. While EBITDA should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, we disclose it because management understands that EBITDA is customarily used by certain investors as one measure of a company's ability to service debt. Because EBITDA is not calculated identically by all companies, our presentation may not be comparable to similarly titled measures presented by other companies.

(c) Includes cash interest paid of $186 million, $162 million, $143 million, $109 million and $96 million in connection with the ComEd Transitional Funding Trust notes for the years ended December 31, 1999, 2000 and 2001 and for the nine months ended September 30, 2001 and 2002, respectively.

(d) Excludes current maturities of $732 million, $348 million, $849 million and $798 million as of December 31, 1999, 2000 and 2001, and September 30, 2002, respectively.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                                                                                           NINE MONTHS
                                         12 MONTHS ENDED                                                      ENDED
                                           DECEMBER 31,          JAN. 1-   OCT. 20-   12 MONTHS ENDED      SEPTEMBER 30,
                                     -----------------------    OCT. 19,   DEC. 31,       DEC. 31,      --------------------
                                     1997     1998      1999       2000       2000          2001           2001      2002
                                     ----     ----      ----    --------   --------   ---------------   --------------------

Earnings to Fixed Charges (a)......   (b)     2.59      2.45       2.62       2.69           2.89          3.05      3.37
Earnings to Fixed Charges and
Preferred and Preference Stock
Dividend Requirements (a)..........
                                      (b)     2.24      2.32       2.60       2.69          2.89           3.05      3.37

(a) For purposes of computing the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements: (i) earnings consist of net income before deducting net provisions for income taxes (including deferred taxes and current income taxes applicable to nonoperating activities), investment tax credits deferred and fixed charges; (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, and the estimated interest component of nuclear fuel and other lease payments and rentals; and (iii) preferred and preference stock dividend requirements represent an amount equal to income, before income taxes, which would be required to meet the dividends on preferred and preference stocks.

(b) Our earnings for 1997 were inadequate to cover fixed charges by approximately $259 million and fixed charges and preferred and preference stock dividend requirements by approximately $359 million. This inadequacy was principally caused by charges related to the closure of our Zion Nuclear Generating Station and our discontinuation of regulatory accounting practices for the generation portion of our business and other charges recorded as a result of the electric utility restructuring legislation adopted in Illinois in 1997.

NOTES TO SUMMARY FINANCIAL INFORMATION

         Under electric utility restructuring legislation known as the Electric Service Customer Choice and Rate Relief Law of 1997, or the Restructuring Legislation, adopted in Illinois, all of our customers have the choice to purchase energy from other suppliers and non-residential customers can also elect a power purchase option. The power purchase option allows the purchase of electric energy from us at market-based prices. On May 1, 2002, all of our residential customers became eligible to choose their supplier of electricity. However, as of June 30, 2002, no alternative electric supplier had sought approval from the ICC to serve residential customers, nor has any electric utility chosen to enter our residential market for the supply of electricity. As of September 30, 2002, approximately 22,700 retail customers, representing approximately 25% of our retail kilowatt-hour sales for the nine months ended September 30, 2002, had elected to receive their electric energy from an alternative electric supplier or chose the power purchase option.

         On April 1, 2002, the ICC issued an interim order in our Delivery Services Rate Case. The interim order was subject to an audit of test year (which is the 2000 calendar year) expenditures, which has been completed. The purpose of the audit was to analyze and establish the reasonableness of past investments and expenditures, which we believe we have shown. The order sets delivery rates for residential customers choosing a retail electric supplier. The rates became effective on May 1, 2002 when residential customers became eligible to choose their electricity supplier. Traditional bundled rates - rates paid by customers that retain us as their electricity supplier - are not affected by this order. As a result of amendments made on June 6, 2002 to the Restructuring Legislation, bundled rates will remain frozen through 2006. Delivery service rates for non-residential customers are not affected by this order. The potential revenue impact of the interim order is not expected to be material in 2002.

         On October 10, 2002, we received the audit report on the audit of test year expenditures by the Liberty Consulting Group, or Liberty, a consulting firm engaged by the ICC in conjunction with the audit of test year expenditures. Using the interim order as a starting point, Liberty recommends certain additional disallowances to test year expenditures and rate base levels, which, if ultimately approved by the ICC, would result in lower residential delivery service charges and higher non-residential delivery service charges. The ICC will hold hearings on the Liberty audit report and responses from us and other parties. A final decision is expected in the middle of 2003.

         We intend to contest the Liberty audit findings in the reopened hearings and cannot currently determine what portion, if any, of the Liberty audit recommendations the ICC will accept. If the ICC ultimately determines that all or some portion of our distribution plan is not recoverable through rates, we may be required to write-off some or all of the amount of our investment that the ICC determines is not recoverable. The estimated potential write-off, before income taxes, could be up to approximately $100 million if the Liberty audit recommendations were to be accepted by the ICC in their entirety. We recorded a charge to earnings, before income taxes, of $12 million in the third quarter of 2002, representing the estimated minimum probable write-off exposure resulting from the audit findings.

         In addition to retail competition for generation services, the Restructuring Legislation also provided a 15% residential base rate reduction effective August 1, 1998 and an additional 5% residential base rate reduction in October 2001. Our operating revenues were reduced by approximately $99 million for the nine months ended September 30, 2002 and $24 million in 2001 due to the 5% residential base rate reduction. Notwithstanding the rate reductions and subject to certain earnings tests, a rate freeze will generally be in effect until January 1, 2007. The rate freeze period was extended to January 1, 2007 as a result of amendatory legislation enacted on June 6, 2002. A utility may request a base rate increase during the rate freeze period only when necessary to ensure the utility's financial viability.

         On November 14, 2002, the ICC entered an interim order in response to our request to revise the provider of last resort obligation we have in Illinois to be the back-up energy supplier to certain businesses. We sought permission from the ICC to limit availability by June 2006 of a bundled fixed rate that we offer to large customers with energy demands of at least three megawatts, including heavy industrial plants, large office buildings, government facilities and a variety of other businesses. Approximately 370 of our largest energy customers would be affected, representing an aggregate of approximately 2,500 megawatts. We also sought approval of related tariff amendments to implement the request and for approval to make changes to our real-time pricing tariff, which would be made available to customers who choose not to go to the competitive market to procure their electric power and energy. The ICC interim order allowed the bundled fixed rate changes to take effect by operation of law, as allowed by statute, and directed that we file tariffs that took effect on December 1, 2002, and will become operational on the first day of our June 2003 billing period. The order also directed us to file our proposed amendments to our real-time pricing tariff, which will be considered in a second phase of the proceeding. We believe this phase of the proceeding will be concluded in a time frame that will coincide with the operational date of the bundled fixed rate changes. Several parties to the proceeding have indicated an intention to appeal the interim order.

         Under the Restructuring Legislation, if the earned return on common equity of a utility during the rate freeze period exceeds an established threshold, one-half of the excess earnings must be refunded to customers. The threshold rate of return on common equity is based on the 30-year Treasury Bond rate plus 8.5% in the years 2000 through 2006; although the Monthly Treasury Bond Long-Term Average (25 years and above) replaced the 30-year Treasury Bond rate for purposes of this calculation beginning in February 2002. Earnings for purposes of our threshold include our net income calculated in accordance with GAAP and reflect the amortization of regulatory assets and goodwill. At December 31, 2001, we had a regulatory asset with an unamortized balance of $277 million that we expect to fully recover and amortize through the transition period. Consistent with the provisions of the Restructuring Legislation, regulatory assets may be recovered at amounts which provide us an earned return on common equity within the threshold. The utility's earned return on common equity and our threshold return on common equity are each calculated on a two-year average basis. We did not trigger the earnings sharing provision in 2000 or 2001 and we do not currently expect to trigger that provision in the years 2002 through 2006.

         The Restructuring Legislation also provided for the collection of a competitive transition charge, or CTC, from customers who choose to purchase electric energy from an alternative supplier or elect the power purchase option during a transition period that extends through 2006. The CTC was established as of October 1, 1999 and is applied on a cents per kilowatt-hour basis. It considers the revenue that would have been collected from a customer under tariffed rates, reduced by the revenue the utility will receive for providing delivery services to the customer, the market price for electricity and a defined mitigation factor, which represents the utility's opportunity to develop new revenue sources and achieve cost savings. The CTC allows us to recover some of our costs that might otherwise be unrecoverable under market-based rates.

         As part of a settlement agreement between us and the City of Chicago relating to our Chicago franchise agreement, we agreed with the City of Chicago to a revised combination of ongoing work under the franchise agreement and new initiatives that total approximately $1 billion in defined transmission and distribution expenditures by us to improve electric service in Chicago. The Illinois legislation also committed us to spend at least $2 billion during the period 1999 through 2004 on transmission and distribution facilities outside of Chicago. We have substantially completed these expenditures. In addition, we conducted an extensive evaluation of the reliability of our transmission and distribution systems in response to several outages in the summer of 1999. As a result of the evaluation, we increased our capital and operating and maintenance expenditures on our transmission and distribution facilities in order to improve their reliability.

         As a result of our commitments to improve the reliability of our transmission and distribution system, we expect our capital expenditures will exceed depreciation on our rate base assets through at least 2003. The base rate freeze will generally preclude rate recovery of and on those investments prior to January 1, 2007 from customers who receive service from us under bundled rates. Unless we can offset the additional carrying costs against cost savings, our return on investment will be reduced during the period of the rate freeze and until rate increases are approved authorizing a return of and on this new investment.

         In addition, the Restructuring Legislation provides that an electric utility, such as us, will be liable for actual damages suffered by customers in the event of a continuous power outage of four hours or more affecting 30,000 or more customers and provides for reimbursement of governmental emergency and contingency expenses incurred in connection with any such outage. That legislation bars recovery of consequential damages. The Restructuring Legislation also allows an affected utility to seek relief from these provisions from the ICC where the utility can show that the cause of the outage was unpreventable damage due to weather events or conditions, customer tampering or third party causes.

         The Restructuring Legislation also allows a portion of our future revenues to be segregated and used to support the issuance of securities by us or a special purpose financing subsidiary. The proceeds, net of transaction costs, from those securities issuances must be used to refinance outstanding debt or equity or for certain other limited purposes. The total amount of those securities that may be issued is approximately $6.8 billion. In December 1998, our special purpose financing subsidiaries issued $3.4 billion of notes.

         In December 1999, FERC issued Order No. 2000 requiring jurisdictional utilities, such as us, to file a proposal to form a regional transmission organization, or RTO, meeting certain governance, operational, and scope and scale requirements articulated in the order or, alternatively, to describe efforts to participate in or work toward participating in an RTO or explain why they were not participating in an RTO. Order No. 2000 is generally designed to separate the governance and operation of the transmission system from generation companies and other market participants. PECO is already a member of PJM Interconnection, LLC (PJM), an existing independent system operator that is seeking to be approved as an RTO. We initially joined the Midwest Independent System Operator, but withdrew in order to help form the proposed Alliance RTO. FERC rejected the Alliance RTO proposal in December 2001 and directed the Alliance companies to reconsider their RTO development plans.

         On May 28, 2002, we filed a notice with FERC indicating our intention to join PJM. FERC conditionally approved our decision to join PJM in late July 2002. Among other conditions, FERC ordered the applicable parties to file agreements relating to the formation of an independent transmission company, or ITC, within PJM. We, American Electric Power East (AEP), Dayton Power & Light Company (Dayton) and National Grid USA (National Grid) subsequently filed with FERC a non-binding letter of intent and detailed term sheet relating to the formation of the ITC. National Grid is a subsidiary of National Grid plc, a company that owns and operations transmission assets in Great Britain. National Grid and PJM continue to negotiate the allocation of functions to an ITC operating under PJM.

         Effective as of September 30, 2002, we, AEP, Dayton and National Grid entered into a Project Implementation Agreement, or the Agreement, with PJM providing for the funding and allocation of responsibilities with respect to the integration of the parties into PJM West, either directly or through an ITC. Our share of PJM's expansion expenses under this Agreement is estimated to be approximately $10 million. This Agreement contemplates that Illinois Power Company (IP) and Dominion Virginia Power Company (Dominion) would enter into similar arrangements providing for the integration of IP into PJM West and Dominion into PJM South. By coordinating these projects, PJM expected to generate synergies and overall savings. As a result, if any of these companies fails to join or withdraws from PJM, the costs to all of the other companies, including us, may increase. We also face significant additional expenses under this Agreement if we withdraw from PJM.


                                  RISK FACTORS

         In addition to the information contained elsewhere in this prospectus, you should carefully consider the risks described below. Each of the following factors could have a material adverse effect on our business and could result in a loss or a decrease in the value of your investment.

OUR REVENUES ARE AFFECTED BY FACTORS BEYOND OUR CONTROL.

         Our revenues are affected by the demand for electricity. That demand can vary greatly based upon:

         o        weather conditions, seasonality and temperature extremes,

         o availability of competitively priced alternative energy sources, and

         o fluctuations in economic activity and growth in our service area.

Weather conditions, accidents and other catastrophic events can disrupt or limit our ability to deliver electricity. Very warm and very cold temperatures, especially for prolonged periods, can dramatically increase the demand for electricity for cooling and heating, respectively, as opposed to the affect of more moderate temperatures. The pricing of alternative energy sources may affect the demand of customers, such as commercial and industrial customers, who have the ability to use alternative energy sources in their operations.

WE ARE SUBJECT TO A RATE FREEZE, WHICH COULD AFFECT OUR PROFIT MARGIN IF WE DO NOT CONTROL OUR COSTS.

         Our electricity rates are frozen through 2006 as the result of electric utility restructuring legislation enacted in Illinois. Our costs, however, are not frozen. Thus, our ability to maintain our profit margins depends upon increased demand for electricity and our efforts to manage our costs. The rate freeze will also affect our ability to recover from our customers costs associated with investments that we make in new transmission and distribution facilities since we will not be able to increase rates to recover those costs.

OUR ABILITY TO MANAGE OUR PURCHASED POWER COSTS IS INFLUENCED BY A NUMBER OF UNCONTROLLABLE FACTORS.

         We manage our exposure to fluctuations in power costs through a long-term supply agreement with our affiliate, Exelon Generation. This agreement covers our electricity needs at fixed prices through 2004 and thereafter at prices to be negotiated through 2006 to the extent of the available capacity of specified nuclear generating facilities. Thus, after 2004 and during the retail rate freeze, we could be exposed to additional purchased power costs to the extent that our power needs cannot be fully covered by the supplies available under our agreement with Exelon Generation. Those needs, and our costs, could be affected by:

         o increased demand due to, for example, weather, customer growth or customer obligations,

         o the inability to transmit our contracted power from its generation source to our customers due to transmission line constraints, outages or equipment failures,

         o reductions in the availability of power from our contracted generation sources due to equipment failures, shortages of fuel or environmental limitations on operations, and

         o failure to perform on the part of any party from which we purchase capacity or energy.

OUR PROVIDER OF LAST RESORT OBLIGATION EXPOSES US TO UNPLANNED COSTS DUE TO THE DIFFICULTY OF PREDICTING AND PLANNING FOR LOAD REQUIREMENTS.

         We are required to supply electricity as the provider-of-last-resort to customers who do not choose alternate suppliers or who choose to return to us after purchasing electricity from an alternate supplier. Because the choice of electricity generation supplier lies with the customer, it is difficult for us to predict and plan for the number of customers and their associated energy demand. As a result, we could be required to maintain reserves sufficient to serve 100% of the service territory load at tariffed rates on the chance that customers who switched to new suppliers come back to us as a "last resort" option. We believe that a November 2002 interim decision we received from the Illinois Commerce Commission regarding the provision of service to large customers will assist us in managing this risk; although that decision may have only limited effects during the rate freeze period, and some parties in the proceeding have indicated an intention to seek court review of the decision. Also, we believe that our purchase power agreement with Exelon Generation provides us with an adequate power supply to cover our expected load through 2004. Thereafter, a significant under-estimation of our load requirements could result in our not receiving enough power to cover our actual load, in which case we would be required to buy power from third parties at prevailing market prices. Those prices may not be as favorable or as manageable as our long-term supply costs and thus could increase our costs.

OUR FINANCIAL PERFORMANCE DEPENDS ON THE EQUIPMENT AND FACILITIES IN OUR DISTRIBUTION SYSTEM BEING OPERATIONAL.

         Failures of equipment or facilities in our distribution system may cause interruption of the services we provide. Our efforts to repair or replace equipment may not be successful, or we may be unable to make the necessary improvements to our transmission and distribution system, causing service interruptions. These equipment failures and the resulting interruption of services could result in lost revenues, additional costs and possible claims against us for damages incurred by customers as a result of the outage. Under Illinois law, we can be required to pay damages to our customers in the event of extended outages affecting large numbers of our customers.

OUR BUSINESS MAY BE HARMED BY REGULATORY CHANGES IN THE ELECTRIC POWER INDUSTRY.

         Transmission and distribution of electricity remain regulated industries, while in many states, including the State of Illinois, electricity generation has been deregulated. The regulation of the electric power industry, however, continues to undergo substantial changes at both the federal and state level. These changes have significantly affected the whole industry and the manner in which its participants conduct their businesses. These changes are ongoing and we cannot predict the future course of changes in laws and regulations, including changes resulting from market volatility and increased security concerns, or the ultimate effect that this changing regulatory environment will have on our business.

OUR RELATIONSHIPS WITH EXELON AND OUR OTHER AFFILIATES SUBJECT US TO POTENTIAL RISKS RELATING TO THEIR FINANCIAL CONDITION AS WELL AS TO POTENTIAL CONFLICTS OF INTEREST.

         As a subsidiary of Exelon, we depend on Exelon for some of our liquidity and capital resource needs and other Exelon-subsidiary affiliates for generation as well as for various general corporate and other services. Adverse developments or announcements concerning Exelon or our other affiliates could result in our having diminished access to capital resources and services and thereby harm our financial condition, even if we have not suffered any similar development.

         Exelon, as our parent, controls decisions regarding our business and has control over our management and affairs. In circumstances involving a conflict of interest between Exelon, on the one hand, and our stakeholders, on the other, Exelon could exercise its power to control us in a manner that would benefit Exelon to the detriment of us and our stakeholders. In addition, we rely on purchases from our affiliate Exelon Generation under long-term contracts in order to supply electricity to our customers. Conflicts of interest may arise if we need to enforce the terms of the agreement between us and Exelon Generation. Decisions concerning the interpretation or operation of that agreement could be made from perspectives other than the interests solely of our company and our stakeholders. We do not have any agreement with Exelon or Exelon Generation that governs the manner in which any conflicts that may arise are to be resolved. Accordingly, any conflicts must be resolved in accordance with Illinois law, and may not be resolved in a manner beneficial to us or our stakeholders.

THERE MAY BE NO PUBLIC MARKET FOR THE SECURITIES.

         We can give no assurances concerning the liquidity of any market that may develop for the securities offered by this prospectus, the ability of any investor to sell any of the securities or the price at which investors would be able to sell them. If a market for the securities does not develop, investors may be unable to resell the securities for an extended period of time, if at all. If a market for the securities does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the securities. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the securities as collateral for loans.

YOU MAY HAVE NO EFFECTIVE REMEDY AGAINST ARTHUR ANDERSEN LLP OR ANY OF OUR DIRECTORS, OFFICERS OR UNDERWRITERS IN CONNECTION WITH A MATERIAL MISSTATEMENT IN SOME OF OUR AUDITED FINANCIAL STATEMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

         Arthur Andersen LLP, the independent public accountants that audited our financial statements incorporated by reference in this prospectus for the year ended December 31, 1999, was convicted on June 15, 2002 on federal obstruction of justice charges arising from the government's investigation of Enron Corp.

         Arthur Andersen LLP did not participate in the preparation of this prospectus or the related registration statement. As a result, we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to include in this prospectus its reports which are incorporated by reference in this prospectus. As permitted under recent Securities Act of 1933 rule changes, we have not filed the written consent of Arthur Andersen LLP that would otherwise be required by the Securities Act. As a result, your claims against Arthur Andersen LLP under the Securities Act based on these financial statements may be limited. Moreover, even if claims against Arthur Andersen LLP are permitted, Arthur Andersen LLP may not have the financial resources to satisfy any judgment. In addition, notwithstanding that we have not filed the written consent of Arthur Andersen LLP, our directors, officers and underwriters may still be able to establish a due diligence defense to any claim relating to those financial statements on the basis they were made on the authority of an expert, which could limit your ability to assert a claim against them.

                                 USE OF PROCEEDS

         Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt and preference stock, to finance capital improvements and to supplement working capital. Any proceeds of securities issued by the trust will be used to purchase trust debentures from us. We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Please refer to our Quarterly Report for the quarter-ended September 30, 2002 for information concerning our outstanding long-term debt and preference stock. See "Where You Can Find More Information."

                              DESCRIPTION OF BONDS

         We will issue each series of bonds under the Mortgage dated as of July 1, 1923, as supplemented from time to time, between us and BNY Midwest Trust Company, as the successor mortgage trustee, and D.G. Donovan, as the co-trustee. We refer to this Mortgage in this prospectus as the "Mortgage" and to BNY Midwest Trust Company as the "Mortgage Trustee." We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The terms "lien of Mortgage," "mortgage date of acquisition," "permitted lien," "prior lien," "prior lien bonds," "property additions," and "utilized under the Mortgage" are used in this prospectus with the meanings given to those terms in the Mortgage.

         The Mortgage contains provisions under which substantially all of the properties of our electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a "mortgaged subsidiary," as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to us only.

         The following sets forth certain general terms and provisions of the bonds. The particular terms of the series of bonds offered by any prospectus supplement will be described in that prospectus supplement. Any terms of the bonds that are not summarized herein will be described in the applicable prospectus supplement.

ISSUANCE IN GLOBAL FORM

         Unless otherwise indicated in the applicable prospectus supplement, we will initially issue each series of bonds in the form of one or more global bonds, in registered form, without coupons, as described under the caption "Book-Entry System." The bonds will be issued in denominations of $1,000 and authorized multiples of $1,000. No service charge will be made for any transfer or exchange of any bond, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer of a bond.

         We anticipate that The Depository Trust Company, New York, New York, or DTC, will act as securities depository for the bonds. See "Book-Entry System." We will describe any differing depository arrangement in the applicable prospectus supplement. For so long as the bonds are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the bonds are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder's registered address. Payment of principal of the bonds in certificated form will be made against surrender of those bonds at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the bonds will be made to the person in whose name those bonds are registered at the close of business on the record date for the relevant interest payment date. Default interest will be paid in the same manner to holders as of a special record date established in accordance with the Mortgage.

REDEMPTION PROVISIONS

         We will specify in the applicable prospectus supplement any redemption provisions applicable to the series of bonds being offered by that prospectus supplement.

SECURITY

         The Bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage. The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by us. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.

         There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.

         We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions , conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.

ACQUISITIONS OF PROPERTY SUBJECT TO PRIOR LIENS

         We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):

         o if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66-2/3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

         o unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

         We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.

         We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.

RELEASE OF PROPERTY FROM MORTGAGE

         Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:

         o delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

         o delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

         o depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

"Fair value" is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.

         We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Exelon Generation Company, LLC, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions. In the event that our transmission assets were to be divested as part of our RTO efforts, we would expect to use these provisions to obtain the release of those assets from the lien of the Mortgage.

ISSUANCE OF ADDITIONAL BONDS

         The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as hereinafter indicated, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.

         The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:

         o 66-2/3% of net property additions not previously utilized under the Mortgage;

         o the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

         o the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.

         The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:

         o paid over to us in an amount, certified to the Mortgage Trustee, equal to 66-2/3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

         o        applied to the purchase or redemption of bonds.

         "Net Earnings" means our earnings as defined in the Mortgage after deducting all charges except:

         o charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

         o        property losses charged to operations;

         o provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

         o        interest charges; and

         o amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be. Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.

         Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.

PROPERTY ADDITIONS/BONDABLE BOND RETIREMENTS

         The amount of net property additions not utilized under the Mortgage is approximately $2.136 billion. The amount of bondable bond retirements not previously utilized under the Mortgage are approximately $1.697 billion. Unless otherwise stated in the applicable prospectus supplement, we will issue the bonds on the basis of bondable bond retirements.

         "Bondable bond retirements" means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.

         "Net property additions" means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all "current provisions for depreciation" made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the "renewal fund requirement," if any, for the year 1945 and subsequent years.

         "Current provisions for depreciation" for any period means the greater of:

         o the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

         o an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

RENEWAL FUND REQUIREMENT

         We covenant in the Mortgage that we will, for each year, pay or cause to be paid to the Mortgage Trustee an amount of cash, as and for a renewal fund, equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year, that amount, which will be the renewal fund requirement for that year, to be subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 1988, 1991, 1992 or 1997 through 2001. There was a $140.7 million renewal fund requirement for 1989, a $1 million requirement for 1990, a $50.9 million requirement for 1993, a $193.6 million requirement for 1994, a $15.0 million requirement for 1995 and a $139.9 million requirement for 1996. In 1989, 1990, 1993 and 1994, the renewal fund requirement was satisfied by certifying an equivalent amount of net property additions. In 1995 and 1996, the renewal fund requirement was satisfied by certifying an equivalent amount of bondable bond retirements.

MODIFICATION OF MORTGAGE

         In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.

CONCERNING THE MORTGAGE TRUSTEE AND THE CO-TRUSTEE

         An affiliate of the Mortgage Trustee, BNY Midwest Trust Company, provides general banking services, including those as a depository, for us and certain of our affiliates.

         D. G. Donovan, Co-Trustee under the Mortgage, is an officer of the Mortgage Trustee.

RIGHTS UPON DEFAULT

         The Mortgage provides that in case any one or more of certain specified events (defined as "completed defaults") shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.

         The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee and the Co-Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee and the Co-Trustee, being advised by counsel, shall determine.

         Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee and the Co-Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee and the Co-Trustee with offer of indemnity satisfactory to the Mortgage Trustee and the Co-Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder's bonds when due.

DEFAULT AND NOTICE THEREOF TO BONDHOLDERS

         The Mortgage provides that the following shall constitute completed defaults:

         o default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

         o default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

         o default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

         o default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

         o bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

         o default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

         Within 90 days after the occurrence of any default which is known to the Mortgage Trustee and the Co-Trustee, the Mortgage Trustee and the Co-Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.

CERTIFICATES AND OPINIONS

         Officers' certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependant upon the nature of the application.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We may include a discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a bond in the prospectus supplement related to the issuance of that bond.

         Potential purchasers of bonds should be aware that a bond might be treated as issued with original issue discount, which we sometimes refer to in this prospectus as OID. In general, a bond will be treated as having been issued with OID if, among other possibilities:

         o the bond has an issue price (determined under applicable regulations) that is less than the bond's principal amount, or

         o interest on the bond is not unconditionally payable at least annually during the entire term of the bond at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

A beneficial owner of a bond with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income. If a bond is issued with OID, the applicable prospectus supplement may contain a more complete discussion of the rules governing the treatment of OID.

         The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a bond. Prospective purchasers of a bond should consult the prospectus supplement related to the issuance of the bond they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of a bond.



                              DESCRIPTION OF NOTES

         We will issue each series of notes under the Indenture dated as of September 1, 1987, as amended and supplemented from time to time, between us and Citibank, N.A., as trustee. We refer to this Indenture in this prospectus as the "Senior Indenture" and to Citibank as the "Senior Indenture Trustee." We have summarized selected provisions of the Senior Indenture below. We suggest that you read the Senior Indenture for the complete text of those provisions as well as for the provisions that are not summarized but may be important to you. A copy of the Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

         The following sets forth certain general terms and provisions of the notes. The particular terms of the series of notes offered by any prospectus supplement will be described in that prospectus supplement. Any terms of the notes that are not summarized herein will be described in the applicable prospectus supplement.

ISSUANCE IN GLOBAL FORM

         Unless otherwise indicated in the applicable prospectus supplement, we will initially issue each series of notes in the form of one or more global notes, in registered form, without coupons, as described under the caption "Book-Entry System." The notes will be issued in denominations of $1,000 and authorized multiples of $1,000. No service charge will be made for any transfer or exchange of any note, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer of a note.

         We anticipate that DTC will act as securities depository for the notes. See "Book-Entry System." We will describe any differing depository arrangement in the applicable prospectus supplement. For so long as the notes are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the notes are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder's registered address. Payment of principal of the notes in certificated form will be made against surrender of those notes at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the notes will be made to the person in whose name those notes are registered at the close of business on the record date for the relevant interest payment date.

RANKING

         The notes will be unsecured and will rank equally with our outstanding unsecured indebtedness. The lien of the Mortgage covers substantially all of our properties and franchises. See "Description of Bonds-Security."

SINKING FUND AND REDEMPTION PROVISIONS

         We will specify in the applicable prospectus supplement any sinking fund and redemption provisions applicable to the series of notes being offered by that prospectus supplement.

ISSUANCE OF ADDITIONAL SECURITIES


         The Senior Indenture does not limit the aggregate principal amount of notes that we may issue thereunder, nor does it afford holders of the notes protection in the event of a highly leveraged or similar transaction involving our company. As of December 31, 2002, notes having an aggregate principal amount of approximately $1.07 billion were outstanding under the Senior Indenture. Neither the Senior Indenture nor any of our other indentures under which we now have series of debentures outstanding limits our ability to issue securities, whether secured or unsecured.


         In addition to the series of bonds currently outstanding under the Mortgage, we may from time to time issue additional series of bonds under the Mortgage, subject to certain net earnings and other requirements of the Mortgage. See "Description of Bonds-Issuance of Additional Bonds."

MODIFICATION OF INDENTURE

         We may, except as described below, enter into supplemental indentures with the Senior Indenture Trustee for the purpose of amending or modifying, in any manner, the provisions of the Senior Indenture or of any supplemental indenture thereto:

         o        with the consent of:

                  - the holders of a majority in principal amount of the notes at the time outstanding under the Senior Indenture; and

                  - all series of notes which are affected by the proposed amendment or modification; or

         o without consent if the proposed amendment or modification does not affect the rights of any noteholder.

         Without the consent of the holder of each outstanding note affected, we may not enter into a supplemental indenture that would, among other things:

         o change the stated maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof; or

         o reduce the percentage in principal amount of the outstanding notes.

CONCERNING THE SENIOR INDENTURE TRUSTEE

         The Senior Indenture Trustee, Citibank, N.A., provides general banking services, including those as a depository, for us and certain of our affiliates. We, along with Exelon, PECO and Exelon Generation, also have a $1.5 billion unsecured revolving credit facility with a group of banks which includes Citibank. Under the terms of this credit facility, Exelon has the flexibility to increase or decrease the borrowing sublimits of each of the participants upon written notification to the banks. We can borrow up to $200 million under this facility.

EVENTS OF DEFAULT AND RIGHTS UPON DEFAULT

         The Senior Indenture provides that the following constitute "Events of Default" with respect to the notes of any series:

         o default by us in the payment of any interest upon any note of that series when it becomes due and payable, and continuance of that default for a period of 60 days;

         o default by us in the payment of the principal of, or premium, if any, on, any note of that series at its maturity;

         o default by us in the deposit of any installment of any sinking fund or similar payment with respect to notes of that series when and as payable, and continuance of that default for a period of 60 days;

         o the entry of a decree or order in bankruptcy, receivership or similar proceedings initiated against us, and the continuance of any such decree or order for a period of 45 consecutive days;

         o our institution of, or our consent to the institution of, bankruptcy, insolvency or similar proceedings against us; and

         o default by us in the performance, or breach, of any other of our covenants or warranties contained in the Senior Indenture, and continuance of that default or breach for a period of 90 days after notice:

                  -        to us by the Senior Indenture Trustee; or

                  - to us and the Senior Indenture Trustee by the holders of at least 25% in principal amount of the outstanding notes of that series.

         The Senior Indenture provides that within 90 days after the occurrence of any default which is known to the Senior Indenture Trustee, the Senior Indenture Trustee shall give to the noteholders notice of that default, unless that default shall have been cured or waived; except:

         o in the case of a default in the payment of the principal of, or premium, if any, or interest on any note of that series, or in the payment of any sinking or purchase fund installment, if the Senior Indenture Trustee shall in good faith determine that the withholding of such notice is in the interests of the holders of notes of that series; and

         o in the case of any default in the performance, or breach, of any covenant or warranty referred to in the last bullet point in the immediately preceding paragraph, no notice of default to holders shall be given until at least 60 days after the occurrence thereof.

         If an Event of Default occurs with respect to notes of any series and is continuing, the Senior Indenture Trustee or the holders of 25% in principal amount of the outstanding notes of that series may declare the principal of all the notes of that series due and payable. The holders of a majority in principal amount of the outstanding notes of that series may rescind and annul such declaration if the default has been cured.

         The holders of a majority in principal amount of the outstanding notes of all series affected by an Event of Default may waive any past default under the Senior Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any note or in respect of a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of the holder of each outstanding note affected.

         If an Event of Default occurs and is continuing, the Senior Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of notes by any appropriate judicial proceedings as the Senior Indenture Trustee shall deem most effectual.

         The Senior Indenture provides that the holders of a majority in principal amount of the outstanding notes issued under the Senior Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee or exercising any trust or power conferred on the Senior Indenture Trustee. The Senior Indenture Trustee is not obligated to comply with any request or direction of noteholders pursuant to the Senior Indenture unless it has been offered indemnity against costs and liabilities which it might incur in complying with that request or direction.

         We are required to file with the Senior Indenture Trustee, annually, an officers' certificate specifying any defaults we know to exist under the Senior Indenture.

SATISFACTION AND DISCHARGE OF THE NOTES AND THE INDENTURE

         Unless otherwise provided in the supplemental indenture creating a series of notes, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding notes of that series when:

         o        either,

                  - we have deposited with the Senior Indenture Trustee for such purpose an amount sufficient to pay and discharge the entire indebtedness on all outstanding notes of that series for principal, and premium, if any, and interest to the stated maturity or any redemption date thereof, or we have deposited with the Senior Indenture Trustee for such purpose that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America and which are not callable at the option of the issuer thereof as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding notes of that series for principal, and premium, if any, and interest to the stated maturity or any redemption date thereto; or

                  - we have properly fulfilled any other means of satisfaction and discharge as are specified in the supplemental indenture applicable to the notes of that series;

         o we have paid or caused to be paid all other sums payable with respect to the outstanding notes of that series; and

         o we have delivered certain certificates and an opinion of counsel.

         The Senior Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of notes) when:

         o either all notes have been delivered to the Senior Indenture Trustee for cancellation, or all notes not delivered to the Senior Indenture Trustee for cancellation,

                  -        have become due and payable,

                  - will become due and payable at their stated maturity within one year, or

                  - are to be called for redemption within one year under arrangements satisfactory to the Senior Indenture Trustee,

                  and we have deposited with the Senior Indenture Trustee for such purpose an amount sufficient to pay and discharge the entire indebtedness on the notes for principal, and premium, if any, and interest to the date of such deposit (in the case of notes which have become due and payable), or to their stated maturity or redemption date, as the case may be;

         o we have paid or caused to be paid all other sums payable by us under the Senior Indenture; and

         o we have delivered certain certificates and an opinion of counsel.

         For United States federal income tax purposes, the deposit described in the preceding paragraphs may be treated as a taxable exchange of the related notes for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of those notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their notes. Thereafter, such holders would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of that deposit. You should consult your own tax advisor as to the specific consequences to you of that deposit.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We may include a discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a note in the prospectus supplement related to the issuance of that note.

         Potential purchasers of notes should be aware that a note might be treated as issued with OID. In general, a note will be treated as having been issued with OID if, among other possibilities:

         o the note has an issue price (determined under applicable regulations) that is less than the note's principal amount, or

         o interest on the note is not unconditionally payable at least annually during the entire term of the note at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

A beneficial owner of a note with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income. If a note is issued with OID, the applicable prospectus supplement may contain a more complete discussion of the rules governing the treatment of OID.

         The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a note. Prospective purchasers of a note should consult the prospectus supplement related to the issuance of the note they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of a note.

                          DESCRIPTION OF CAPITAL STOCK

         As of the date of this prospectus, our authorized capital stock consists of three classes:


         o 850,000 authorized shares of prior preferred stock, par value $100 per share, of which no shares were outstanding as of December 31, 2002;



         o 6,810,451 authorized shares of preference stock, without par value, of which no shares were outstanding as of December 31, 2002; and



         o 250,000,000 authorized shares of common stock, par value $12.50 per share, of which approximately 127,016,409 shares were outstanding as of December 31, 2002.



         At December 31, 2002, we also had outstanding 76,305 warrants to purchase our common stock. These warrants entitle the holders to convert the warrants into our common stock at a conversion rate of one share of common stock for three warrants.


         We have summarized below some of the provisions of our Restated Articles of Incorporation relating to our capital stock. We suggest that you read our Restated Articles of Incorporation for the complete text of those provisions as well as for the provisions that are not summarized but may be important to you. A copy of our Restated Articles is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

ISSUANCE IN SERIES

         Our board of directors is authorized to provide for the issuance of shares of our prior preferred stock and cumulative preference stock, from time to time, in series. Under that authority, our board may, as to each series, fix the designation, dividend rate, redemption price or prices, voluntary and involuntary liquidation prices, sinking fund provisions, if any, and conversion provisions, if any, applicable to the shares of that series.

         We will describe the particular terms of the series of cumulative preference stock offered by any prospectus supplement in that prospectus supplement, including:

         o        the series designation;

         o the number of shares being offered and the initial offering price;

         o        the per share liquidation price;

         o        the dividend rate;

         o        the date from which dividends will accumulate, if applicable;

         o        any sinking fund provisions;

         o whether the offered shares will be redeemable, at our option or the option of the holder, and if so, when and at what price;

         o the securities exchange, if any, on which the offered shares will be listed; and

         o a discussion of the United States federal income tax considerations, if any, that may be applicable to the offered shares.

DIVIDENDS

         Dividends on our capital stock, are payable in the following order of priority, if and when shares thereof are issued and outstanding:

         o dividends are payable on our prior preferred stock prior to the payment of any dividends on our cumulative preference stock and our common stock; and

         o dividends are payable on our cumulative preference stock prior to the payment of any dividends on our common stock.

         If and when shares thereof are issued and outstanding, we pay dividends on our prior preferred stock and each series of our cumulative preference stock quarterly on the first day of February, May, August and November of each year. Dividends are cumulative with respect to the shares of our prior preferred stock and each series of our cumulative preference stock, if and when shares thereof are issued and outstanding. Accumulations of dividends do not bear interest.

         The title of each offered series of cumulative preference stock will indicate the dividend rate for that series and will be specified in the applicable prospectus supplement for that series.

REDEMPTION AND REPURCHASE PROVISIONS

         Except as described in the next paragraph, in any applicable prospectus supplement, or as otherwise provided by our board of directors in respect of the shares of a particular series of our prior preferred stock or our cumulative preference stock, we may, at our option, redeem, in whole at any time or in part from time to time, shares of any one or more of those series, on not more than 60 nor less than 30 days notice by mail. We may also redeem shares of any one or more series of our prior preferred stock or our cumulative preferred stock in part from time to time pursuant to any sinking fund or funds created for any one or more of those series. In each case, we will redeem those shares by payment of their then applicable redemption price. Subject to specified conditions, all rights of the holders of shares called for redemption, other than the right to exercise any then effective privilege of conversion and the right to receive the redemption moneys, will terminate before the redemption date, upon our deposit with a bank or trust company of the funds necessary for redemption.

         If and so long as we are in default in the payment of any quarterly dividend on shares of any series of our cumulative preference stock, or in the making or setting aside of any payment under any sinking fund for any of those series, we may not (other than by the use of unapplied sinking fund moneys):

         o redeem any shares of our cumulative preference stock unless all shares are redeemed; or

         o purchase or otherwise acquire for a consideration any shares of our cumulative preference stock, except pursuant to offers of sale made by holders of our cumulative preference stock in response to our invitation for tenders given simultaneously by mail to the holders of record of all shares of our cumulative preference stock then outstanding.

Our Restated Articles of Incorporation contain corresponding provisions applicable to our prior preferred stock.

SINKING FUNDS

         Our board of directors may, in its discretion, provide a sinking fund for any series of our prior preferred stock and cumulative preference stock. The prospectus supplement for any offered series of cumulative preference stock will specify whether that series has a sinking fund.

CONVERSION

         Although our articles of incorporation permit us to issue cumulative preference stock convertible into our other securities, we will not offer any convertible cumulative preference stock under this prospectus or any supplement to this prospectus.

LIQUIDATION PREFERENCES

         In the event we dissolve, liquidate or wind-up our affairs, either voluntarily or involuntarily:

         o holders of our prior preferred stock, if any shares are then issued and outstanding, will be entitled to payment of their applicable liquidation price or prices, out of our assets, prior to any payment being made to the holders of our cumulative preference stock and our common stock;

         o holders of our cumulative preference stock, if any shares are then issued and outstanding, will be entitled to payment of their applicable liquidation price or prices, out of our assets, prior to any payment being made to the holders of our common stock; and

         o holders of our common stock will be entitled to receive, ratably, any of our assets remaining for payment to our stockholders after payment in full of the aforementioned amounts to holders of our prior preferred stock and our cumulative preference stock.

         The prospectus supplement for any offered series of cumulative preference stock will specify the liquidation price applicable to that series.

VOTING RIGHTS

         Holders of outstanding shares of our capital stock, regardless of class, are entitled to one vote for each share held on each matter submitted to a vote at a meeting of shareholder, with the right to cumulate votes in all elections for directors.

         Without the vote or consent of the holders of at least two-thirds of the outstanding shares of our prior preferred stock or our cumulative preferred stock, as applicable, we may not:

         o create a class of stock ranking prior to or on parity with that class, other than, in the case of our cumulative preference stock, the prior preferred stock; or

         o amend our Restated Articles of Incorporation so as to affect any of the preferences or rights of that class.

         An amendment to our Restated Articles of Incorporation that affects a single series of either our prior preference stock or our cumulative preference stock, when more than one series of that class is outstanding, or to the resolution of our board of directors establishing that series which affects any preferences or rights of the holders of the shares of that series, requires the vote or consent of the holders of at least two-thirds of the outstanding shares of that series, but does not require the vote or consent of the any other series or of the class.

         Without the vote or consent of the holders of a majority of the outstanding shares, if any, of our prior preferred stock, we may not issue:

         o shares of that class over the 850,000 shares now authorized, or

         o shares of any class ranking prior to or on a parity with the prior preferred stock, other than for the retirement of a like amount of stock of such class or classes, if, after that issue, the aggregate stated capital (including paid-in surplus) represented by the outstanding shares of such class or classes, after giving effect to any retirement of shares of such class or classes made in connection with that issue, would exceed:

         o 75% of the aggregate stated capital (including paid-in surplus) represented by the then outstanding shares of all subordinate classes, plus

         o our and our subsidiaries' consolidated retained earnings as of the end of the preceding fiscal year.

         Without the vote or consent of the holders of a majority of the outstanding shares, if any, of our prior preferred stock and our cumulative preference stock, each voting as a class, we may not, except where the parties are in a parent-subsidiary relationship, or when ordered by a governmental commission or agency, consolidate with or merge into any other corporation or sell all or substantially all of our property and business.

PREEMPTIVE RIGHTS

         Holders of our prior preferred stock, our cumulative preference stock and our common stock have no preemptive rights to purchase any of our securities.

STATUS OF CUMULATIVE PREFERENCE STOCK

         The shares of our cumulative preference stock offered hereby will be, when issued, fully paid and, according to the opinion of Sidley Austin Brown & Wood as to the validity of our cumulative preference stock, nonassessable. See "Experts."

TRANSFER AGENT

         The transfer agent and registrar for our cumulative preference stock will be EquiServe Trust Company, N.A., 1 North State Street, Eleventh Floor, Chicago, Illinois 60670.


                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         The trust may issue trust preferred securities and trust common securities under the terms of the trust agreement. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We suggest that you read the trust agreement for the complete text of the provisions that are summarized below as well as for the provisions that are not summarized but may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. That Act contains provisions that apply to the trust preferred securities, and you may wish to refer to it as well. Wherever particular defined terms of the trust agreement are referred to in this prospectus, those defined terms are incorporated herein by reference.

         Both the trust preferred securities and the trust common securities will represent undivided beneficial interests in the assets of the trust. If there is an event of default under the trust agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over the holders of trust common securities. All of the trust common securities will be owned by us.

PROHIBITED ACTIONS OF THE TRUST

         The trust will invest the proceeds from any issuance of its trust preferred securities, together with the consideration we pay for the trust common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

         In accordance with the trust agreement, the trust may not:

         o acquire any investments or engage in any activities not authorized by the trust agreement;

         o take any action that would cause the trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes;

         o     issue any securities other than the trust securities;

         o     incur indebtedness for borrowed money;

         o take or consent to any action that would result in a lien on any of the trust property;

         o sell, assign, transfer, exchange or otherwise dispose of trust property or interests except as provided in the trust agreement; or

         o     take any action that would vary the investment by the trust.

         We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for those payments. In that event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures held by the trust. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder on or after the due date specified in the trust debentures.

         Holders of the trust preferred securities have no preemptive or similar rights.

DISTRIBUTIONS

         Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the associated trust debentures held by the trust. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures held by the trust, the property trustee will not have funds available to pay distributions on the trust preferred securities.

         We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 20 consecutive quarterly periods, unless an event of default under the Debenture Indenture has occurred and is continuing. See "Description of Trust Debentures-Debenture Events of

Default." However, no deferral period shall extend beyond the stated maturity date. Quarterly distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional interest at the rate per annum set forth in the prospectus supplement.

         Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period, but we may prepay at any time all or a portion of the interest accrued during a deferral period.

         We must give the trust, as the holder of the trust debentures and the Debenture Trustee notice of our election to defer the payment of interest on the trust debentures at least the number of business days specified in the Debenture Indenture prior to the earlier of:

         o the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

         o the date we or the trust are required to give notice to any securities exchange or any other applicable self-regulatory organization or to the holders of trust preferred securities of the record date or the date such distributions are payable.

         There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures-Option to Extend Interest Payment Date."

         During any deferral period, we may not:

         o declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

         o make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) which rank pari passu with or junior to the trust debentures; or

         o make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to the guarantee.

PAYMENT OF ADDITIONAL AMOUNTS

         If a Tax Event (the meaning of which can be found under "Description of Trust Debentures-Special Event Redemption") has occurred and is continuing at any time while the property trustee holds any trust debentures, and the trust or the property trustee is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then, in any case, we will pay any additional amounts as may be required so that the net amounts received and retained by the trust and the property trustee, after paying those taxes, duties, assessments or other governmental charges, will be equal to the amounts the trust and the property trustee would have received had those taxes, duties, assessments or other governmental charges not been imposed as a result of the Tax Event. We refer to these payments in this prospectus as "Additional Amounts." Our payments of Additional Amounts on the trust debentures will ensure that the distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of such taxes, duties, assessments or governmental charges imposed as a result of a Tax Event.

REDEMPTION

         Whenever trust debentures are repaid (other than following the distribution of the trust debentures to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice of the date of redemption to the holders of the trust securities, at a redemption price equal to the liquidation amount of the trust securities to be redeemed plus accrued and unpaid interest to the redemption date. See "Description of Trust Debentures-Optional Redemption" and "-Special Event Redemption." If less than all of the trust debentures are to be redeemed on a redemption date, then the proceeds of such redemption shall be allocated pro rata among the trust securities, unless a debenture event of default has occurred and is continuing. See "-Subordination of Trust Common Securities."

         The term "Like Amount" means:

         o with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of the trust debentures that are to be contemporaneously paid in accordance with their terms; and

         o with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

         We will have the option to redeem the trust debentures:

         o in whole at any time or in part from time to time on or after the date indicated in the prospectus supplement; and

         o in whole, but not in part, at any time within 90 days of the occurrence of a Special Event.

See "Description of Trust Debentures-Optional Redemption" and "-Special Event Redemption."

REDEMPTION PROCEDURES

         If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "-Subordination of Trust Common Securities."

         If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 2:00 p.m., New York City time, on the redemption date, to the extent funds are legally available to the trust, with respect to the trust preferred securities held by DTC, or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "Book-Entry System." With respect to the trust preferred securities that are held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for those trust preferred securities funds sufficient to pay the applicable redemption price and will give that paying agent irrevocable instructions to pay the applicable redemption price to the holders of those trust preferred securities upon surrender of their certificates evidencing those trust preferred securities. See "-Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of that deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of those holders to receive the applicable redemption price, and those trust preferred securities will cease to be outstanding.

         If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee:

         o distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

         o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

We or our affiliates may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         If less than all of the outstanding trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of those trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of the trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities that are to be redeemed at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF THE TRUST DEBENTURES

         The trust shall automatically dissolve upon the first to occur of:

         o     our bankruptcy, dissolution or liquidation;

         o the distribution of a Like Amount of the trust debentures to the holders of the trust securities, if we have directed the property trustee in writing to dissolve the trust;

         o     the expiration of the term of the trust;

         o redemption of all of the trust preferred securities as described under "-Redemption"; and

         o the entry of an order for dissolution of the trust by a court of competent jurisdiction.

We have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures held by the trust to be distributed to the holders of the trust securities in liquidation of the trust.

         If a dissolution occurs as described in the first or last bullet points in the preceding paragraph, the trust will be liquidated by the administrative trustees. After satisfaction of liabilities to the trust's creditors, the property trustee will distribute to the holders of trust securities a Like Amount of the trust debentures held by the trust, unless that distribution is determined by the administrative trustees not to be practicable. In that case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "-Subordination of Trust Common Securities."

         If we elect not to prepay the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

         After the liquidation date of the trust and the distribution of trust debentures to holders of the trust securities:

         o     the trust securities will no longer be deemed to be outstanding;

         o any holders who provide certificates representing trust securities will receive certificates representing a Like Amount of trust debentures;

         o any certificates for trust securities not surrendered for exchange will be deemed to represent a Like Amount of trust debentures; and

         o all rights of holders of trust securities will cease except the right to receive a Like Amount of trust debentures.

SUBORDINATION OF TRUST COMMON SECURITIES

         Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

         In the case of any debenture event of default, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to that event of default until its effect on the trust preferred securities is cured, waived or otherwise eliminated. Until that event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

TRUST AGREEMENT EVENTS OF DEFAULT; NOTICE

         The trust agreement provides that any one or more of the following constitute an event of default with respect to the trust securities:

         o     an event of default under the Debenture Indenture;

         o default in the payment of any distribution when due and payable if continuing for 30 days;

         o default in the payment of any redemption payment when due and payable;

         o default in the performance, or breach, of any covenant or warranty of the trustees if continuing for 60 days after a written notice by holders of at least 10% in liquidation amount of the preferred securities has been provided; or

         o     a bankruptcy event with respect to the trust.

See "Description of Trust Debentures-Debenture Events of Default."

         Within ninety days after the occurrence of any debenture event of default actually known to the property trustee, the property trustee will transmit notice of that default to the holders of the trust securities, unless the default is cured or waived. We are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement.

         Upon the occurrence of a trust agreement event of default, the Debenture Trustee or the property trustee as the holder of the trust debentures will have the right under the Debenture Indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

         If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as holder of the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under those trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and that event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date that interest, principal or other payment is otherwise payable, then a record holder of the trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on those trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by that holder. In connection with such an action, we will be subrogated to the rights of that record holder of trust preferred securities to the extent of any payment made by us to that record holder of trust preferred securities.

         If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described above under "-Liquidation of the Trust and Distribution of Trust Debentures" and "-Subordination of Trust Common Securities."

REMOVAL OF THE TRUST'S TRUSTEES

         Unless a debenture event of default occurs and is continuing, any trustee of the trust may be removed at any time by us, as the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at that time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee of the trust and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided that:

         o     such successor entity either:

               - expressly assumes all of the obligations of the trust with respect to the trust securities; or

               - substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (referred to in this prospectus as the "Successor Securities") so long as the Successor Securities rank the same as the trust preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         o we expressly appoint a trustee of that successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

         o the trust preferred securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

         o if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation or replacement does not cause those trust preferred securities (including any Successor Securities) to be downgraded by any such nationally recognized statistical rating organization;

         o such merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

         o the successor entity has a purpose substantially identical to the purpose of the trust;

         o prior to such merger, consolidation, amalgamation or replacement, we and the property trustee have received an opinion from counsel to the effect that:

               - such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect; and

               - following such merger, conversion, consolidation, amalgamation or replacement, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

         o we guarantee the obligations of that successor entity under the Successor Securities at least to the extent provided by the guarantee.

         Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger or replacement would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS

         Except as provided above under "-Removal of the Trust's Trustees" and "-Mergers, Consolidations, Amalgamations or Replacements of the Trust" and below under "-Amendment of the Trust Agreement" and "Description of Guarantee-Amendments and Assignment," and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

AMENDMENT OF THE TRUST AGREEMENT

         The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust securities:

         o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

         o to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding;

provided, however, that in each such case the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the first bullet above shall become effective once notice is given to the holders of the trust securities.

         The trustees may amend the trust agreement:

         o with the consent of holders representing not less than 66-2/3% (based upon liquidation amount) of the outstanding trust securities; and

         o upon receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

         o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date;

         o restrict the right of a holder of the trust securities to institute suit for the enforcement of any such payment on or after such date; or

         o change the level of consent required from the holders of the trust securities as described above.

         The trustees may not enter into or consent to any amendment to the trust agreement which would cause the trust to fail or lease to qualify for the exemption from status of an "investment company" under the Investment Company Act.

         So long as any trust debentures are held by the trust, the trustees will not:

         o direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the trust debentures;

         o     waive any past defaults under the Debenture Indenture;

         o exercise any right to rescind or annul a declaration of acceleration that the principal of the trust debentures is due and payable; or

         o consent to any amendment, modification or termination of the Debenture Indenture or the trust debentures, where that consent shall be required, or to any other action as the holder of the trust debentures, without, in each case, obtaining the prior approval of the holders of at least 66-2/3% in liquidation amount of all outstanding trust preferred securities. However, where a consent under the Debenture Indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the trustees without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of those holders. The property trustee shall notify each holder of the trust preferred securities of any notice of default that it receives with respect to the trust debentures held by the trust. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

         Any required approval of holders of trust preferred securities may be given at a meeting of those holders convened for that purpose or pursuant to written consent (without prior notice). The administrative trustees will cause a notice of any meeting at which holders of the trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

         No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be issued in registered, global form. See "Book-Entry System."

PAYMENT AND PAYING AGENCY

         Payments in respect of trust preferred securities held in global form will be made to the depository, which shall credit the relevant accounts at the depository on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depository, those payments shall be made by check mailed to the address of the holder entitled thereto as that address shall appear on the register. The paying agent for the trust will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days written notice to the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent for the trust, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

         The property trustee will initially act as registrar and transfer agent for the trust preferred securities.

         Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Wilmington Trust Company will serve as the property trustee, the Delaware trustee and the guarantee trustee. See "Description of Guarantee." Wilmington Trust Company also serves as the trustee for the trust debentures. See "Description of Trust Debentures."

AUTHORITY OF THE ADMINISTRATIVE TRUSTEES; GOVERNING LAW

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or treated as other than a grantor trust for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

         The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         We may include a discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security in the prospectus supplement related to the issuance of that trust preferred security. Please refer to any discussion of the taxation of the trust, trust debentures or trust preferred securities provided in the applicable prospectus supplement.

         It is expected that, in connection with the issuance of the trust preferred securities, Sidley Austin Brown & Wood, tax counsel to us and to the trust, will render its opinion that, under then current law and subject to certain assumptions, the trust will be characterized for United States federal income tax purposes as a "grantor trust" and not as an association or publicly traded partnership taxable as a corporation. If the trust is properly characterized as a grantor trust, the trust will not be subject to United States federal income taxes and each beneficial owner of trust preferred securities will be treated for such purposes as owning a pro rata undivided interest in the trust debentures, and will be required to include in income any income with respect to the owner's allocable share of those trust debentures.

         Potential purchasers of trust preferred securities should be aware that a trust debenture might be treated as having been issued with OID. In general, a trust debenture will be treated as having been issued with OID if, among other possibilities:

         o the trust debenture has an issue price (determined under applicable regulations) that is less than the trust debenture's principal amount, or

         o interest on the trust debenture is not considered to be unconditionally payable at least annually during the entire term of the trust debenture at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

Our ability to defer interest payments on the trust debentures, described in "-Distributions" and "Description of Trust Debentures-Option to Extend Interest Payment Date" might result in the trust debentures having OID. A beneficial owner of a trust preferred security evidencing an interest in a trust debenture with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income.

         If relevant, the applicable prospectus supplement will contain a more complete discussion of the rules governing the treatment of OID, including a discussion of the consequences under those rules of our ability to defer interest payments on the trust debentures.

         The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a trust preferred security. Prospective purchasers of a trust preferred security should consult the prospectus supplement related to the issuance of the trust preferred security they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of a trust preferred security.


                         DESCRIPTION OF TRUST DEBENTURES

         We will issue the trust debentures under a supplement to the Indenture dated as of September 1, 1995, as amended and supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee. We refer to this Indenture, as so supplemented, in this prospectus as the "Debenture Indenture" and to Wilmington Trust Company, in its capacity as trustee under the Debenture Indenture, as the "Debenture Trustee." The Debenture Indenture has been qualified under the Trust Indenture Act. We have summarized selected provisions of the Debenture Indenture below. We suggest that you read the Debenture Indenture for the complete text of those provisions as well as for the provisions that are not summarized but may be important to you. A copy of the Debenture Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

         The trust debentures may be distributed to the holders of trust securities in liquidation of the trust. See "Description of Trust Preferred Securities-Liquidation of the Trust and Distribution of the Trust Debentures." If that occurs, we will use our commercially reasonable best efforts to have the trust debentures listed on the New York Stock Exchange or on the exchange on which the trust preferred securities are then listed.

ISSUANCE IN GLOBAL FORM

         The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

         Unless otherwise specified in the applicable prospectus supplement, we will initially issue the trust debentures in the form of one or more global securities, in registered form, as described under "-Form, Registration and Transfer" below and "Book-Entry System." Unless otherwise provided in the applicable prospectus supplement, the trust debentures will be issued in denominations of $25 and integral multiples thereof. Payments with respect to global trust debentures will be made to the depository as described under "Book-Entry System." In the event the trust debentures are issued in certificated form, principal and interest will be payable, the transfer of the trust debentures will be registrable and the trust debentures may be exchanged for trust debentures of other denominations for a like aggregate principal amount at the corporate trust office of the Debenture Trustee in Wilmington, Delaware. See "-Payment and Paying Agents."

RANKING

         The trust debentures will rank equally with all other debentures and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Debenture Indenture. The trust debentures will mature on the date provided in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, the trust debentures will not be subject to a sinking fund provision.

SUBORDINATION

         In the Debenture Indenture, we have covenanted and agreed that any trust debentures issued under the Debenture Indenture will be subordinate and junior in right of payment to all Senior Indebtedness (the meaning of which is set forth below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

         No payments on account of principal, or premium, if any, or interest in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing or an event of default has occurred and is continuing with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof.

         The term "Senior Indebtedness" means:

         o     all of our obligations for borrowed money;

         o all of our obligations evidenced by securities, bonds, notes or debentures issued under indentures other than the Debenture Indenture or other similar instruments, including the bonds issued under our Mortgage and the notes issued under our Senior Indenture;

         o     all of our capital lease obligations;

         o all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and our obligations under any title retention agreement, but excluding our trade accounts payable arising in the ordinary course of business;

         o all of our reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

         o all obligations of the type referred to in the preceding five bullet points of another person that we have guaranteed or are responsible or liable for as obligor or otherwise; and

         o all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any of our property or assets (whether or not that obligation has been assumed by us), except for

               - those obligations that, by their terms, rank equally with or junior to the trust debentures, including all of our obligations and associated guarantees to our other trusts, partnerships or entities that act as our financing vehicle for the issuance of preferred securities that rank equally with or junior to the trust preferred securities, and

               -   obligations between us and our affiliates.

         Senior Indebtedness continues to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that Senior Indebtedness.


         The Debenture Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue, nor does it afford holders of the trust debentures protection in the event of a highly leveraged or similar transaction involving our company. As of December 31, 2002, our Senior Indebtedness was approximately $5.97 billion.


CERTAIN COVENANTS

         We covenant that we will not:

         o declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock,

         o make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) which rank pari passu with or junior to the trust debentures, and

         o make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to the guarantee,

when the trust is the holder of any trust debentures and



         - there shall have occurred any event that would constitute a debenture event of default,

         - we are in default with respect to payments of any of our obligations under the guarantee, or

         - we have given notice of our election to defer interest payments on the trust debentures as provided in the Debenture Indenture and the deferral period, or any extension thereof, is continuing.

         So long as the trust preferred securities remain outstanding, we also covenant:

         o to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the Debenture Indenture to succeed to our ownership of the trust common securities;

         o to not cause or permit the dissolution, winding-up or termination of the trust, except in connection with the distribution of trust debentures or in connection with certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

         o        to use our reasonable efforts to cause the trust:

                  - to remain a statutory trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

                  - to continue otherwise to be treated as a grantor trust for United States federal income tax purposes.

  OPTIONAL REDEMPTION

         Unless otherwise specified in the applicable prospectus supplement, we may redeem the trust debentures, at our option, in whole at any time or in part from time to time, on or after the date indicated in the prospectus supplement. Unless the applicable prospectus supplement states otherwise, the redemption price for such an optional redemption will be equal to 100% of the principal amount of trust debentures to be redeemed plus any accrued and unpaid interest, including Additional Amounts and Compounded Interest, if any, as described under "Description of Trust Debentures-Interest," to the redemption date.

         If a partial redemption of the trust debentures would result in the delisting of the trust preferred securities from any national securities exchange or other organization on which those securities are then listed, we may only redeem the trust debentures in whole.

         Unless otherwise specified in the applicable prospectus supplement, upon the occurrence of a Special Event as described under "-Special Event Redemption" below, we may, at our option in certain circumstances redeem the trust debentures in whole, but not in part, within 90 days following the occurrence of the Special Event at a redemption price equal to 100% of the principal amount of trust debentures to be redeemed plus any accrued and unpaid interest to the redemption date.

CANCELLATION

         All trust debentures surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the Debenture Trustee, be delivered to the Debenture Trustee, and any of those debentures and debentures surrendered directly to the Debenture Trustee for any such purpose shall be canceled by it. Our acquisition at any time of any trust debentures shall not operate as a redemption or satisfaction of the indebtedness represented by those trust debentures unless and until we deliver the same to the Debenture Trustee for cancellation.

OPTION TO EXTEND INTEREST PAYMENT DATE

         We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 20 consecutive quarters, so long as no debenture event of default has occurred and is continuing. No deferral period may extend beyond the stated maturity date of the trust debentures. At the end of any deferral period, we will pay all interest then accrued and unpaid (including Additional Amounts and Compounded Interest, if any).

         During any interest deferral period at any time when the trust is the holder of trust debentures, we will not make specified payments on our capital stock and debt securities. See "-Certain Covenants."

         Prior to the termination of any deferral period, we may further extend that deferral period, so long as the extension does not cause that deferral period to exceed 20 consecutive quarters or extend beyond the stated maturity date of the trust debentures. Upon the termination of any deferral period and the payment of all amounts then due, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof, but we have the option to prepay at any time all or a portion of the interest accrued during any deferral period.

         We will give the trust, as the holder of the trust debentures, notice of our selection or extension of a deferral period at least the number of business days specified in the applicable prospectus supplement prior to:

         o the next date on which distributions on the trust securities are payable; or

         o the date the trust is required to give notice to any securities exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable, but in any event at least one business day before that record date.

         There is no limitation in the Debenture Indenture on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

INTEREST

         We will pay interest on the trust debentures as set forth in the applicable prospectus supplement. We will also pay the following amounts on the trust debentures:

         o Additional Amounts, in the circumstances described under "Description of Trust Preferred Securities-Payment of Additional Amounts;" and

         o interest on interest payments that are deferred because of an interest deferral period, which we refer to in this prospectus as Compounded Interest.

SPECIAL EVENT REDEMPTION

         Unless otherwise specified in the applicable prospectus supplement, if a Special Event occurs and is continuing, we may, at our option, redeem the trust debentures in whole, but not in part, at any time within 90 days of the occurrence of that Special Event, at a redemption price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

         A "Special Event" means a Tax Event or an Investment Company Event.

         "Investment Company Event" means that we and the trust shall have received an opinion of counsel experienced in practice under the Investment Company Act of 1940, as amended, to the effect that, as a result of the occurrence of an amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or any other governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or proposed change becomes effective on or after the date of the prospectus supplement related to the issuance of a trust preferred security.

         "Tax Event" means that we and the trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

         o any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental or administrative agency or body, or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination), which amendment or change is effective, or which interpretation, application or pronouncement is issued or announced, on or after the date of the prospectus supplement relating to the issuance of a trust preferred security, there is more than an insubstantial risk that:

         o the trust is or will be subject to United States federal income tax with respect to income or gain received, accrued or realized on or with respect to the trust debentures,

         o interest payable to the trust by us on the trust debentures is not, or will not be, deductible by us (or by a member of our "affiliated group," within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, that files a consolidated federal income tax return with us), in whole or in part, for United States federal income tax purposes, or

         o the trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such those debentures called for redemption.

MODIFICATION OF INDENTURE

         From time to time we and the Debenture Trustee may, without the consent of the holders of trust debentures, amend the Debenture Indenture for specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency contained in the Debenture Indenture or the trust preferred securities and to create any new series of subordinated debt securities.

         The Debenture Indenture contains provisions permitting us and the Debenture Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the trust debentures, to modify the Debenture Indenture or any supplemental indenture in a manner affecting the rights of the holders of trust debentures. However, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

         o extend the fixed maturity, or reduce the rate of interest or extend the time of payment of interest on, or reduce the principal amount of, the trust debentures or reduce the amount payable on redemption thereof; or

         o reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the Debenture Indenture.

DEBENTURE EVENTS OF DEFAULT

         The Debenture Indenture provides that any one or more of the following constitute an event of default with respect to the trust debentures, each of which are referred to in this prospectus as a "debenture event of default":

         o failure to pay any interest on the trust debentures when due for 30 days, subject to the deferral of any due date in the case of an extension period;

         o failure to pay any principal or premium, if any, on the trust debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise, subject to the deferral of any due date in the case of an extension period;

         o failure to observe or perform any of our other covenants contained in the indenture for 90 days after written notice to us from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of trust debentures;

         o our bankruptcy, insolvency or reorganization, in certain cases; or

         o the voluntary or involuntary dissolution, winding-up or termination of the trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations as permitted by the trust agreement.

         The holders of a majority in aggregate outstanding principal amount of the trust debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. If a debenture event of default has occurred and is continuing, the Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration has been deposited with the Debenture Trustee and all debenture events of default, other than the nonpayment of principal on the trust debentures that have not become due by their terms, have been cured or waived.

         The holders of a majority in aggregate outstanding principal amount of the trust debentures affected thereby may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except:

         o a default in the payment of principal, premium, if any, or interest (unless such a default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debenture Trustee); or

         o a default in our covenants that apply during any interest deferral period which occurs while the trust is the holder of any trust debentures. See "-Certain Covenants."

         In case a debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on the trust debentures (including Additional Amounts and Compounded Interest, if any), and any other amounts payable under the Debenture Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the trust debentures.

         A debenture event of default also constitutes an event of default under the trust agreement. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the trust debentures. See "Description of Trust Preferred Securities-Trust Agreement Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Debenture Indenture does not contain any covenant which restricts our or the trust's ability to:

         o        merge or consolidate with or into any corporation;

         o sell or convey all or substantially all of our or the trust's assets to any person, firm or corporation; or

         o        or otherwise engage in restructuring transactions.

SATISFACTION AND DISCHARGE

         We may be discharged from all of our obligations under the Debenture Indenture (except as otherwise provided in the Indenture) when:

         o either (1) all of the trust debentures have been delivered to the Debenture Trustee for cancellation, or (2) all trust debentures not delivered to the Debenture Trustee for cancellation

                  -    have become due and payable,

                  - will become due and payable by their terms within one year, or

                  - are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of redemption,

                  and we, in the case of clause (2), have deposited or caused to be deposited with the Debenture Trustee, in trust, an amount in moneys or Governmental Obligations, or any combination of the foregoing, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Debenture Trustee to pay all principal, premium, if any, and interest on those trust debentures due or to become due;

         o we have paid or caused to be paid all other sums payable by us under the Debenture Indenture; and

         o we have delivered to the Debenture Trustee an opinion of counsel to the effect that, based upon our receipt from, or the publication by the Internal Revenue Service of a ruling, or a change in law, the holders of trust debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

FORM, REGISTRATION AND TRANSFER

         If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of DTC or its nominee. Under those circumstances, the depository arrangements for the trust debentures would be expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry System."

PAYMENT AND PAYING AGENTS

         Payment of principal of, premium, if any, and interest on the trust debentures will be made at the office of the Debenture Trustee or at the office of any other paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of trust debentures in global form, by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures.

         Payment of any interest on any trust debenture will be made to the person in whose name that trust debenture is registered at the close of business on the record date for that interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain an office or agency in each place of payment for the trust debentures.

         Any monies deposited with the Debenture Trustee or any paying agent for the payment of the principal of, and premium, if any, or interest on any trust debenture and remaining unclaimed for two years after that principal, and premium, if any, or interest has become due and payable shall be repaid to us and the holder of that trust debenture shall thereafter look only to us for payment thereof.

GOVERNING LAW

         The Debenture Indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Debenture Indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing shall not relieve the Debenture Trustee, upon the occurrence of a debenture event of default, from exercising the rights and powers vested in it by the Debenture Indenture. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Wilmington Trust Company will serve as Debenture Trustee. See "Description of Trust Preferred Securities-Information Concerning the Property Trustee."

ASSIGNMENT

         We have the right at all times to assign any of our rights or obligations under the Debenture Indenture to a direct or indirect wholly-owned subsidiary of us; provided that, in the event of any such assignment, we will remain liable for all of our obligations under the Debenture Indenture. Subject to the foregoing, the Debenture Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Debenture Indenture provides that it may not otherwise be assigned by the parties thereto.

PAYMENT OF FEES AND EXPENSES

         We have covenanted in the Debenture Indenture to pay all fees and expenses related to:

         o the offering of the trust preferred securities and the trust debentures;

         o        the organization, maintenance and dissolution of the trust;
                  and

         o        the retention of the trust's trustees.

                            DESCRIPTION OF GUARANTEE

         Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of the trust preferred securities. The guarantee has been qualified under the Trust Indenture Act. Wilmington Trust Company, the guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act.

GUARANTEED PAYMENTS

         We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that we, in our capacity as guarantor, may have or assert. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

         o any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally and immediately available therefor at that time;

         o the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally and immediately available therefor at that time; and

         o upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures held by the trust to holders of the trust preferred securities), the lesser of:

                  - the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent the trust has funds legally and immediately available therefor at the time; and

                  - the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay those amounts to those holders.

         The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities.

         Through the guarantee, the trust agreement, the trust debentures and the Debenture Indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee-Full and Unconditional Guarantee."

STATUS OF THE GUARANTEE

         The guarantee will constitute our unsecured obligation and will rank:

         o subordinate and junior in right of payment to all of our other liabilities, including the trust debentures, except those obligations or liabilities made pari passu or subordinate by their terms;

         o pari passu with the most senior preferred or preference stock now or hereinafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference securities of any affiliate of ours; and

         o        senior to all of our common stock.

         Our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantee. See "Description of Trust Debentures-Subordination." The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the Debenture Indenture or any other indenture that we may enter into in the future or otherwise.

         The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. It will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures. The guarantee does not limit the amount of additional Senior Indebtedness that we may incur.

GUARANTEE EVENTS OF DEFAULT

         An event of default under the guarantee will occur upon our failure to perform any of our payment obligations thereunder. The holders of more than 50% in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

         If the guarantee trustee fails to enforce the guarantee, any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no consent will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% of the liquidation amount of the outstanding trust preferred securities. The manner of obtaining that approval will be as set forth under "Description of Trust Preferred Securities-Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. Except in connection with our consolidation or merger or a conveyance, transfer or lease by us, we may not assign our obligations under the guarantee.

TERMINATION OF THE GUARANTEE

         The guarantee will terminate and be of no further force and effect upon:

         o full payment of the applicable redemption price of the trust preferred securities; or

         o upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.


             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                       TRUST DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the Debenture Indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

         o the aggregate principal amount or redemption price of the trust debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

         o the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

         o we will pay for all and any costs, expenses and liabilities of the trust, except for the obligation of the trust to pay amounts due to holders of the trust preferred securities pursuant to the terms of those securities; and

         o the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

         Notwithstanding anything to the contrary in the Debenture Indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

RIGHTS UPON DISSOLUTION

         Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities-Liquidation of the Trust and Distribution of Trust Debentures." Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the trust debentures, would be our subordinated creditor, subordinated in right of payment to all Senior Indebtedness as set forth in the Debenture Indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.


                                BOOK-ENTRY SYSTEM

         Unless otherwise indicated in the applicable prospectus supplement, each series of bonds, notes, cumulative preference stock and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

         The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the Senior Indenture, the Debenture Indenture, the Mortgage or the trust agreement, as applicable, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Senior Indenture, the Debenture Indenture, the Mortgage or the trust agreement, as applicable. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

         A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

         Unless otherwise specified in the applicable prospectus supplement, we will be obligated to exchange global securities in whole for certificated securities only if:

         o the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

         o we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of certificated securities; or

         o there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

         The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC's control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

         o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

         o DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

         o Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         o Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

         o The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

         To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee for those securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

         DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

         The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

         None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

                              PLAN OF DISTRIBUTION

         We may sell the securities to underwriters or dealers, through agents or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

         o        the name or names of any underwriters, dealers or agents;

         o the purchase price of the securities and the net proceeds to us from the sale;

         o any underwriting discounts and other items constituting underwriters' compensation; and

         o the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

         The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We plan to issue $700,000,000 principal amount of first mortgage bonds as soon as practicable after the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission. We plan to sell those bonds in an underwritten offering.

BY UNDERWRITERS

         If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offering prices will be determined by reference to the market price at the time of sale or to other prevailing market indices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

BY DEALERS

         If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

BY AGENTS

         We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which that prospectus supplement is delivered and any commissions payable by us to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

INDEMNIFICATION OF UNDERWRITERS

         Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

         We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

         Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

MARKET FOR THE SECURITIES

         Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange. We cannot assure that any broker-dealer will make a market in any series of the securities or the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether any broker-dealer intends to make a market in the securities.

                                  LEGAL MATTERS

         Sidley Austin Brown & Wood, Chicago, Illinois, will render an opinion as to the validity of the securities (other than the trust preferred securities) for us, and Winston & Strawn, Chicago Illinois, will render an opinion as to the validity of the securities (other than the trust preferred securities) for any underwriters, dealers, purchasers or agents. Richards, Layton & Finger, P.A., special Delaware counsel to the trust, will render an opinion as to the validity of the trust preferred securities. Winston & Strawn provides legal services to Exelon and its subsidiaries, including us, from time to time.

                                     EXPERTS

         The financial statements of Commonwealth Edison Company for the year ended December 31, 2001 and for the periods from January 1, 2000 to October 19, 2000 and October 20, 2000 to December 31, 2000 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Commonwealth Edison Company for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of income, cash flows, comprehensive income and changes in shareholders' equity of us and consolidated subsidiaries, included in our Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent accountants as stated in their report included in that Annual Report. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended. Because Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, your ability to assert claims against Arthur Andersen LLP may be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements and therefore your right of recovery under that section may be limited. See "Risk Factors-You may have no effective remedy against Arthur

Andersen LLP or any of our directors, officers or underwriters in connection with a material misstatement in some of our audited financial statements incorporated by reference in this prospectus."


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet on the SEC's web site at http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC (file number 1-1839):

         o Our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on April 1, 2002;

         o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 filed with the SEC on May 10, 2002, August 6, 2002 and October 31, 2002, respectively; and

         o Our Current Reports on Form 8-K dated:

                  -    January 29, 2002 and filed with the SEC on January 31,
                       2002;

                  -    April 2, 2002 and filed with the SEC on April 3, 2002;

                  -    April 22, 2002 and filed with the SEC on April 25, 2002;

                  -    May 17, 2002 and filed with the SEC on May 22, 2002;

                  -    July 16, 2002 and filed with the SEC on July 15, 2002;

                  -    July 31, 2002 and filed with the SEC on August 2, 2002;

                  -    August 27, 2002 and filed with the SEC on August 30,
                       2002;

                  -    September 3, 2002 and filed with the SEC on September 3,
                       2002;

                  - September 19, 2002 and filed with the SEC on September 20, 2002;

                  - September 26, 2002 and filed with the SEC on September 26, 2002;

                  -    October 2, 2002 and filed with the SEC on October 3,
                       2002;

                  -    October 10, 2002 and filed with the SEC on October 11,
                       2002;

                  -    October 18, 2002 and filed with the SEC on October 21,
                       2002;

                  - October 30, 2002 and filed with the SEC on November 4, 2002; and

                  -    November 4, 2002 and filed with the SEC on November 26,
                       2002

         Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934,

         o after the date of the initial registration statement and prior to effectiveness of the registration statement, and

         o after the date of this prospectus and until we or any underwriters sell all of the securities,

shall be deemed to be incorporated by reference in this prospectus from the date such documents are filed.

         Some of the filings incorporated by reference above contain financial statements audited by and reports of Arthur Andersen LLP. Arthur Andersen LLP has not consented to the incorporation by reference of their reports contained in those filings. See "Risk Factors-You may have no effective remedy against Arthur Andersen LLP or any of our directors, officers or underwriters in connection with a material misstatement in some of our audited financial statements incorporated by reference in this prospectus" and "Experts" above for more information.

         In addition to the resources maintained by the SEC, you may also obtain these filings at no cost by writing us at Commonwealth Edison Company, 10 South Dearborn Street, 36th Floor, P.O. Box 805379, Chicago, Illinois 60680-5379;
Attention: Director, Investor Relations.

         We have not included separate financial statements for the trust in this prospectus. They were omitted because the trust is our wholly-owned subsidiary with no independent operations and we guarantee the payments and distributions relating to the trust preferred securities. Although the trust would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the trust from this filing obligation for as long we continue to file information with the SEC.

                                  [COMED LOGO]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table. All amounts except the SEC registration fee are estimated.


SEC registration fee........................................................................       $    193,200
Listing fees................................................................................             50,000
Accounting fees and expenses................................................................            130,000
Printing expenses...........................................................................             80,000
Trustee fees and expenses...................................................................             30,000
Legal fees and expenses.....................................................................            200,000
Rating agency fees..........................................................................            150,000
Miscellaneous...............................................................................             26,800
                                                                                                   ------------
         Total..............................................................................       $    860,000
                                                                                                   ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), provide that Commonwealth Edison Company ("ComEd") may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd's Restated Articles of Incorporation and By-Laws provide that ComEd will indemnify its directors and officers, and may indemnify any person serving as director or officer of another business entity at ComEd's request, to the extent permitted by the statute. In addition, ComEd's Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

          ComEd maintains liability insurance policies which indemnify ComEd's directors and officers, the directors and officers of subsidiaries of ComEd, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

         The forms of Underwriting Agreements filed as Exhibits 1-1 through 1-4 to this Registration Statement provide for indemnification of directors, officers, employees and agents by the underwriters against certain liabilities under the Securities Act of 1933, as amended, in certain instances.

ITEM 16.          EXHIBITS.*

Exhibit No.       Description


    1-1***        Form of Underwriting Agreement for the First Mortgage Bonds.


    1-2***        Form of Underwriting Agreement for the Notes.

    1-3***        Form of Underwriting Agreement for the Cumulative Preference
                  Stock.

    1-4***        Form of Underwriting Agreement for the Trust Preferred
                  Securities.

    3-1 Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the "$9.00 Cumulative Preference Stock," the "$6.875 Cumulative Preference Stock" and the "$2.425 Cumulative Preference Stock," is incorporated herein by reference to Exhibit 3-2 to Commonwealth Edison Company's 1994 Form 10-K (File No. 1-1839).

    3-2 By-Laws of Commonwealth Edison Company, effective September 2, 1998, as amended through October 20, 2000, is incorporated herein by reference to Exhibit 3-6 to Commonwealth Edison Company's 2000 Form 10-K (File No. 1-1839).

    4-1 Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Midwest Trust Company, as current successor Trustee), dated July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994, is incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company's Form S-7 (File No. 2-60201).

    4-1-1 Supplemental Indentures to the aforementioned Commonwealth Edison Mortgage are incorporated herein by reference or filed herewith as follows:


                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------

                  August 1, 1946            2-60201, Form S-7                 2-1
                  April 1, 1953             2-60201, Form S-7                 2-1
                  March 31, 1967            2-60201, Form S-7                 2-1
                  April 1, 1967             2-60201, Form S-7                 2-1
                  February 28, 1969         2-60201, Form S-7                 2-1
                  May 29, 1970              2-60201, Form S-7                 2-1
                  June 1, 1971              2-60201, Form S-7                 2-1
                  April 1, 1972             2-60201, Form S-7                 2-1
                  May 31, 1972              2-60201, Form S-7                 2-1
                  June 15, 1973             2-60201, Form S-7                 2-1
                  May 31, 1974              2-60201, Form S-7                 2-1
                  June 13, 1975             2-60201, Form S-7                 2-1
                  May 28, 1976              2-60201, Form S-7                 2-1
                  June 3, 1977              2-60201, Form S-7                 2-1
                  May 17, 1978              2-99665, Form S-3                 4-3
                  August 31, 1978           2-99665, Form S-3                 4-3
                  June 18, 1979             2-99665, Form S-3                 4-3
                  June 20, 1980             2-99665, Form S-3                 4-3
                  April 16, 1981            2-99665, Form S-3                 4-3
                  April 30, 1982            2-99665, Form S-3                 4-3
                  April 15, 1983            2-99665, Form S-3                 4-3
                  April 13, 1984            2-99665, Form S-3                 4-3
                  April 15, 1985            2-99665, Form S-3                 4-3
                  April 15, 1986            33-6879, Form S-3                 4-9


                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------

                  June 15, 1990             33-38232, Form S-3                4-12
                  June 1, 1991              33-40018, Form S-3                4-12
                  October 1, 1991           33-40018, Form S-3                4-13
                  October 15, 1991          33-40018, Form S-3                4-14
                  February 1, 1992          1-1839, 1991 Form 10-K            4-18
                  May 15, 1992              33-48542, Form S-3                4-14
                  July 15, 1992             33-53766, Form S-3                4-13
                  September 15, 1992        33-53766, Form S-3                4-14
                  February 1, 1993          1-1839, 1992 Form 10-K            4-14
                  April 1, 1993             33-64028, Form S-3                4-12
                  April 15, 1993            33-64028, Form S-3                4-13
                  June 15, 1993             1-1839, Form 8-K dated
                                            May 21, 1993                      4-1
                  July 15, 1993             1-1839, Form 10-Q for
                                            quarter ended June 30,
                                            1993                              4-1
                  January 15, 1994          1-1839, 1993 Form 10-K            4-15
                  December 1, 1994          1-1839, 1994 Form 10-K            4-16
                                            June 1, 1996 1-1839, 1996 Form
                                            10-K                              4-16
                  March 1, 2002             1-1839, 2001 Form 10-K            4-4-1
                  May 20, 2002***
                  June 1, 2002***

    4-1-2 Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee is incorporated by reference to
                  Exhibit 4-4-2 to Commonwealth Edison Company's 2001 Form 10-K (File No. 1-1839).

    4-1-3 Instrument dated as of January 31, 1996, under the provisions of the Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee is incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company's 1995 Form 10-K (File No. 1-1839).

    4-2 Indenture dated as of September 1, 1987 between Commonwealth Edison Company and Citibank, N.A., as Trustee relating to Notes, is incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company's Form S-3 (File No. 1-1839).

    4-2-1 Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:


                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------
                  September 1, 1987         33-32929, Form S-3             4-16
                  January 1, 1997           1-1839, 1999 Form 10-K         4-21
                  September 1, 2000         1-1839, 2000 Form 10-K         4-7-3

    4-3 Indenture dated as of September 1, 1995 between Commonwealth Edison Company and Wilmington Trust Company, as trustee, is incorporated herein by reference to Exhibit 4-3 to Commonwealth Edison Company's Form S-3 Registration Statement (Registration No. 333-61343).

    4-3-1 Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:


                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------
                  September 25, 1995        333-61343, Form S-3            4-4
                  January 24, 1997          333-28369, Form S-4            4-3

  4-4***          Form of Supplemental Indenture relating to the First Mortgage
                  Bonds.


  4-5***          Form of Supplemental Indenture relating to the Notes.


  4-6*** Form of Supplemental Indenture relating to the Trust Debentures (including form of Trust Debenture).


  4-7*** Certificate of Trust of ComEd Financing III dated as of September 5, 2002.

  4-8*** Declaration of Trust of ComEd Financing III dated as of September 5, 2002.


  4-9*** Form of Amended and Restated Declaration of Trust of ComEd Financing III (including form of Trust Preferred Security certificate).


  4-10*** Form of Guarantee Agreement of Commonwealth Edison Company for ComEd Financing III Trust Preferred Securities.

  5-1*** Opinion of Sidley Austin Brown & Wood as to the validity of the Securities (other than the Trust Preferred Securities).

  5-2*** Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the Trust Preferred Securities to be issued by ComEd Financing III.

  8-1** Opinion of Sidley Austin Brown & Wood as to certain federal income tax matters.


  12-1*** Statement re Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred and Preference Stock Dividend Requirements.


  23-1**          Consent of PricewaterhouseCoopers LLP.

  23-2***         Consent of Sidley Austin Brown & Wood (included in Exhibit
                  5-1).

  23-3***         Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5-2).

  23-4**          Consent of Sidley, Austin Brown & Wood (included in Exhibit
                  8-1).

  24-1***         Powers of Attorney (included on signature page).

  25-1*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company, as trustee under the Mortgage.

  25-2***         Form T-2 Statement of D.G. Donovan, as co-trustee under the
                  Mortgage.

  25-3*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as trustee under the Senior Indenture.

  25-4*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as trustee under the Debenture Indenture.

  25-5*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as property trustee under the Amended and Restated Declaration of Trust.

  25-6*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as guarantee trustee under the Guarantee Agreement.

----------
* Certain other instruments which would otherwise be required to be listed have not been so included because such instruments do not authorize securities in an amount which exceeds 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis and the Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

**   Filed herewith.

***  Previously filed.

ITEM 17. UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, based in part upon a reasonable belief that the securities registered by this Registration Statement will meet the security rating requirement by the time of their sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 8th day of January, 2003.


                                  COMMONWEALTH EDISON COMPANY


                                  By: /s/ Robert E. Berdelle
                                      ------------------------------------------
                                      Robert E. Berdelle
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                       Title                                   Date
               ---------                                       -----                                   ----
                *                         President and Director                            January 8, 2003
-------------------------------           (Principal Executive Officer)
Frank M. Clark

                *                         Vice President and Chief Financial Officer        January 8, 2003
-------------------------------           (Principal Financial Officer and Principal
Robert E. Berdelle                        Accounting Officer)

                *                         Director                                          January 8, 2003
-------------------------------
Ruth Ann M. Gillis

                *                         Director                                          January 8, 2003
-------------------------------
Kenneth G. Lawrence

                 *                        Director                                          January 8, 2003
-------------------------------
John W. Rowe

                 *                        Chairman of the Board and Director                January 8, 2003
-------------------------------
Pamela B. Strobel




*By:  /s/ Robert E. Berdelle
      ----------------------------------
      Robert E. Berdelle
      Pursuant to powers of attorney
      dated September 10, 2002

                   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, based in part upon a reasonable belief that the securities registered by this Registration Statement will meet the security rating requirement by the time of their sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 8th day of January, 2003.


                                        COMED FINANCING III



                                        By: /s/ Charles S. Walls
                                            ----------------------------------
                                            Charles S. Walls
                                            Trustee

                               INDEX TO EXHIBITS*



Exhibit No.       Description
-----------       -----------
  1-1***          Form of Underwriting Agreement for the First Mortgage Bonds.

  1-2***          Form of Underwriting Agreement for the Notes.

  1-3***          Form of Underwriting Agreement for the Cumulative Preference
                  Stock.

  1-4***          Form of Underwriting Agreement for the Trust Preferred
                  Securities.

  3-1             Restated Articles of Incorporation of Commonwealth Edison
                  Company effective February 20, 1985, including Statements of
                  Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the "$9.00 Cumulative Preference Stock," the "$6.875 Cumulative Preference Stock" and the "$2.425
                  Cumulative Preference Stock," is incorporated herein by reference to Exhibit 3-2 to Commonwealth Edison Company's 1994
                  Form 10-K (File No. 1-1839).

  3-2             By-Laws of Commonwealth Edison Company, effective September 2,
                  1998, as amended through October 20, 2000, is incorporated herein by reference to Exhibit 3-6 to Commonwealth Edison
                  Company's 2000 Form 10-K (File No. 1-1839).

  4-1             Mortgage of Commonwealth Edison Company to Illinois Merchants
                  Trust Company, Trustee (BNY Midwest Trust Company, as current successor Trustee), dated July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994, is incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company's Form S-7 (File No. 2-60201).

  4-1-1           Supplemental Indentures to the aforementioned Commonwealth
                  Edison Mortgage are incorporated herein by reference or filed herewith as follows:




                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------

                  August 1, 1946            2-60201, Form S-7                 2-1
                  April 1, 1953             2-60201, Form S-7                 2-1
                  March 31, 1967            2-60201, Form S-7                 2-1
                  April 1, 1967             2-60201, Form S-7                 2-1
                  February 28, 1969         2-60201, Form S-7                 2-1
                  May 29, 1970              2-60201, Form S-7                 2-1
                  June 1, 1971              2-60201, Form S-7                 2-1
                  April 1, 1972             2-60201, Form S-7                 2-1
                  May 31, 1972              2-60201, Form S-7                 2-1
                  June 15, 1973             2-60201, Form S-7                 2-1
                  May 31, 1974              2-60201, Form S-7                 2-1
                  June 13, 1975             2-60201, Form S-7                 2-1
                  May 28, 1976              2-60201, Form S-7                 2-1
                  June 3, 1977              2-60201, Form S-7                 2-1
                  May 17, 1978              2-99665, Form S-3                 4-3
                  August 31, 1978           2-99665, Form S-3                 4-3
                  June 18, 1979             2-99665, Form S-3                 4-3
                  June 20, 1980             2-99665, Form S-3                 4-3
                  April 16, 1981            2-99665, Form S-3                 4-3
                  April 30, 1982            2-99665, Form S-3                 4-3
                  April 15, 1983            2-99665, Form S-3                 4-3
                  April 13, 1984            2-99665, Form S-3                 4-3
                  April 15, 1985            2-99665, Form S-3                 4-3



                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------

                  April 15, 1986            33-6879, Form S-3                 4-9
                  June 15, 1990             33-38232, Form S-3                4-12
                  June 1, 1991              33-40018, Form S-3                4-12
                  October 1, 1991           33-40018, Form S-3                4-13
                  October 15, 1991          33-40018, Form S-3                4-14
                  February 1, 1992          1-1839, 1991 Form 10-K            4-18
                  May 15, 1992              33-48542, Form S-3                4-14
                  July 15, 1992             33-53766, Form S-3                4-13
                  September 15, 1992        33-53766, Form S-3                4-14
                  February 1, 1993          1-1839, 1992 Form 10-K            4-14
                  April 1, 1993             33-64028, Form S-3                4-12
                  April 15, 1993            33-64028, Form S-3                4-13
                  June 15, 1993             1-1839, Form 8-K dated
                                            May 21, 1993                      4-1
                  July 15, 1993             1-1839, Form 10-Q for
                                            quarter ended June 30,
                                            1993                              4-1
                  January 15, 1994          1-1839, 1993 Form 10-K            4-15
                  December 1, 1994          1-1839, 1994 Form 10-K            4-16
                                            June 1, 1996 1-1839, 1996 Form
                                            10-K                              4-16
                  March 1, 2002             1-1839, 2001 Form 10-K            4-4-1
                  May 20, 2002***
                  June 1, 2002***


    4-1-2 Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee is incorporated by reference to
                  Exhibit 4-4-2 to Commonwealth Edison Company's 2001 Form 10-K (File No. 1-1839).

    4-1-3 Instrument dated as of January 31, 1996, under the provisions of the Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee is incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company's 1995 Form 10-K (File No. 1-1839).

    4-2 Indenture dated as of September 1, 1987 between Commonwealth Edison Company and Citibank, N.A., as Trustee relating to Notes, is incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company's Form S-3 (File No. 1-1839).

    4-2-1 Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:



                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------

                  September 1, 1987          33-32929, Form S-3                  4-16
                  January 1, 1997            1-1839, 1999 Form 10-K              4-21
                  September 1, 2000          1-1839, 2000 Form 10-K              4-7-3

    4-3 Indenture dated as of September 1, 1995 between Commonwealth Edison Company and Wilmington Trust Company, as trustee, is incorporated herein by reference to Exhibit 4-3 to Commonwealth Edison Company's Form S-3 Registration Statement (Registration No. 333-61343).

    4-3-1 Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:


                  Dated as of               File Reference                 Exhibit No.
                  --------------------------------------------------------------------
                  September 25, 1995        333-61343, Form S-3            4-4
                  January 24, 1997          333-28369, Form S-4            4-3


  4-4***          Form of Supplemental Indenture relating to the First Mortgage
                  Bonds.


  4-5***          Form of Supplemental Indenture relating to the Notes.


  4-6*** Form of Supplemental Indenture relating to the Trust Debentures (including form of Trust Debenture).


  4-7*** Certificate of Trust of ComEd Financing III dated as of September 5, 2002.

  4-8*** Declaration of Trust of ComEd Financing III dated as of September 5, 2002.


  4-9*** Form of Amended and Restated Declaration of Trust of ComEd Financing III (including form of Trust Preferred Security certificate).


  4-10*** Form of Guarantee Agreement of Commonwealth Edison Company for ComEd Financing III Trust Preferred Securities.

  5-1*** Opinion of Sidley Austin Brown & Wood as to the validity of the Securities (other than the Trust Preferred Securities).

  5-2*** Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the Trust Preferred Securities to be issued by ComEd Financing III.

  8-1** Opinion of Sidley Austin Brown & Wood as to certain federal income tax matters.


  12-1*** Statement re Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred and Preference Stock Dividend Requirements.


  23-1**          Consent of PricewaterhouseCoopers LLP.

  23-2***         Consent of Sidley Austin Brown & Wood (included in Exhibit
                  5-1).

  23-3***         Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5-2).

  23-4**          Consent of Sidley, Austin Brown & Wood (included in Exhibit
                  8-1).

  24-1***         Powers of Attorney (included on signature page).

  25-1*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company, as trustee under the Mortgage.

  25-2***         Form T-2 Statement of D.G. Donovan, as co-trustee under the
                  Mortgage.

  25-3*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as trustee under the Senior Indenture.

  25-4*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as trustee under the Debenture Indenture.

  25-5*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as property trustee under the Amended and Restated Declaration of Trust.

  25-6*** Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as guarantee trustee under the Guarantee Agreement.

----------
* Certain other instruments which would otherwise be required to be listed have not been so included because such instruments do not authorize securities in an amount which exceeds 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis and the Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

**  Filed herewith.

*** Previously filed.